Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re	:	Chapter 11 Case No.
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MAGELLAN HEALTH SERVICES, INC., et al.,	:	03-40515 (PCB)
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Debtors.	:	(Jointly Administered)
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DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Magellan Health Services, Inc., and the other debtors and debtors in possession set forth on Schedule A hereto propose the following joint chapter 11 Plan of Reorganization, pursuant to section 1121(a) of title 11 of the United States Code:

SECTION 1.           DEFINITIONS AND INTERPRETATION

A.            Definitions.

The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural):

1.1.          Administrative Agent  means JPMorgan Chase Bank, in its capacity as administrative agent under the Senior Secured Credit Agreement, or any successor administrative agent.

1.2.          Administrative Expense Claim means any Claim constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b), 507(a)(1), and 1114(e) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Reorganization Cases, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

1.3.          Aetna means Aetna, Inc., formerly known as Aetna U.S. Healthcare, Inc.

1.4.          Aetna Amended MSA means the Aetna Master Service Agreement as amended by the Second Amendment dated as of March 11, 2003, which provides, among other things, (a) for the Aetna Purchase Option; (b) for a two-year extension of the Aetna Master Service Agreement (until December 31, 2005), which (I) may be extended by Aetna in its sole discretion for an additional one year (until December 31, 2006) and (II) shall be extended for an additional one year (until December 31, 2006) if Aetna fails to exercise the Aetna Purchase Option prior to December 31, 2005; (c) for the delivery by Reorganized Magellan to Aetna of a letter of credit in the amount of $5 million to cover IBNR payments; (d) that Magellan and Reorganized Magellan shall be subject to enhanced performance standards and shall take certain other actions to establish a stand alone business dedicated to serving Aetna, (e) that in settlement of the Aetna Claim, Reorganized Magellan, on the Effective Date, shall pay Aetna $15 million in cash and shall issue to Aetna the New Aetna Note; (f) for Aetna granting Magellan certain rights of exclusivity on terms and a timetable as mutually agreed between the parties; and (g) that as part of the consideration for Aetna entering into the Aetna Amended MSA Reorganized Magellan shall, on the Effective Date, issue and deliver to Aetna the New Aetna Warrant and enter into the Aetna Registration Rights Agreement.  The Aetna Amended MSA will be set forth in the Plan Supplement and the Aetna Registration Rights Agreement and security agreements and any guarantees related to the New Aetna Note and the Aetna Purchase Option will be substantially in the form set forth in the Plan Supplement.

1.5.          Aetna Asset Purchase Agreement  means the form of asset purchase agreement attached as Exhibit D to the Aetna Amended MSA.

1.6.          Aetna Claim means those Claims under Section 7 of the Aetna Master Service Agreement (before giving effect to the Aetna Amended MSA) which Claims are deemed Allowed hereunder in the amount of $60 million as of the Commencement Date.

1.7.          Aetna Master Service Agreement means the Master Service Agreement, dated as of August 5, 1997, by and among Aetna (on behalf of itself and all of its applicable affiliates (other than Human Affairs, Incorporated (“HAI”)), Magellan and HAI, as amended, supplemented or otherwise modified from time to time.

1.8.          Aetna Purchase Option means an option giving Aetna the right to purchase the Aetna-dedicated business unit as of December 31, 2005 (the assets and business subject to such option are set forth in the Aetna Asset Purchase Agreement), subject to the limitations set forth in the New Senior Secured Credit Agreement, for a purchase price of $30,000,000 plus $500 per outpatient provider, $2,500 per facility that provides partial hospitalization or intermediate care and $5,000 per facility providing inpatient care, in each case, that becomes part of the Aetna network as provided for in the Aetna Amended MSA and the Aetna Asset Purchase Agreement.  In addition (i) Aetna may exercise the Aetna Purchase Option and purchase the Aetna-dedicated business unit prior to December 31, 2005 if specified events occur and (ii) in the event Aetna elects to extend the Aetna Amended MSA through December 31, 2006, Aetna shall be entitled to exercise the Aetna Purchase Option at specified times during the extension period.  The obligations of Reorganized Magellan under the Aetna Purchase Option and the New Aetna Note will be guaranteed by those subsidiaries of Reorganized Magellan as are guaranteeing the New Facilities (which guaranty will be subordinated to the New Facilities (and any guarantees of the New Facilities), on terms that are satisfactory to the Administrative Agent and Aetna) and secured by a second priority lien (i.e., a junior lien with only “silent second” rights, on terms that are satisfactory to the Administrative Agent and Aetna) on the assets of Reorganized Magellan and its subsidiaries which will secure the New Senior Secured Obligations.  The terms and provisions of the Aetna Purchase Option are set forth in the Aetna Amended MSA and the Aetna Purchase Agreement.  The guarantees and security agreement related to the Aetna Purchase Option and the New Aetna Note shall be substantially in the form set forth in the Plan Supplement.

1.9.          Aetna Registration Rights Agreement means the registration rights agreement related to the New Common Stock issued upon exercise of the New Aetna Warrant.  The Aetna Registration Rights Agreement shall be substantially in the form set forth in the Plan Supplement.

1.10.        Allowed means, with reference to any Claim, (i) any Claim against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any timely filed Claim as to which no objection to allowance has been interposed in accordance with Section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the

Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder of such Claim, or (iii) any Claim expressly allowed by a Final Order or hereunder.

1.11.        [Amalgamated means Amalgamated Gadget, L.P. (on behalf of certain funds and managed accounts).]

1.12.        Amended Bylaws means the Bylaws of Reorganized Magellan, as restated, and which shall be substantially in the form set forth in the Plan Supplement.

1.13.        Amended Certificate of Incorporation means the Certificate of Incorporation of Reorganized Magellan, as amended and restated, and which shall be substantially in the form set forth in the Plan Supplement.

1.14.        Ballots means the form distributed to each holder of an impaired Claim entitled to vote, on which is to be indicated acceptance or rejection of the Plan of Reorganization.

1.15.        Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.16.        Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Reorganization Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Reorganization Cases under section 151 of title 28 of the United States Code.

1.17.        Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

1.18.        Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.19.        Cash means legal tender of the United States of America.

1.20.        Claim has the meaning set forth in section 101 of the Bankruptcy Code.

1.21.        Class means any group of Claims or Equity Interests classified by the Plan of Reorganization pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.22.        Collateral means any property or interest in property of the estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

1.23.        Commencement Date means the date on which the Debtors commenced the Reorganization Cases.

1.24.        Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.25.        Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

1.26.        Confirmation Order means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

1.27.        Convenience Claim means any prepetition unsecured Claim against any Debtor that, but for being defined as a Convenience Claim, would be a General Unsecured Claim (other than any Senior Note Claims or Senior Subordinated Note Claims), and that is Allowed in an amount of $500 or less, or is reduced to $500 by the election of the holder thereof on such holder’s Ballot.

1.28.        Customer Claims means Claims against the Debtor (including Aetna), for amounts due pursuant to service contracts between the Debtors and those insurance companies, corporate clients and other customers who pay the Debtors for services, which Claims include, among other charges, profit sharing, reimbursement, performance penalties, retroactive membership adjustments and other payments that would be required to be made if such contracts were assumed under section 365 of the Bankruptcy Code.  Customer Claims do not include any Aetna Claim or any Claims related to service contracts for which a notice of termination has been received by Magellan or any of its subsidiaries.

1.29.        Debt Offering means the offering of the New Senior Notes in the aggregate principal amount of $                      pursuant to the Debt Subscription Rights as described in SECTION 9 hereof.

1.30.        Debt Standby Purchaser means

1.31.        Debt Subscription Commitment Letter  means the letter, dated                       that sets forth the terms and conditions upon which the Debt Standby Purchaser has agreed to purchase such amounts of New Senior Notes as are necessary to ensure that the Debt Offering is fully subscribed.

1.32.        Debt Subscription Rights means the rights to subscribe for up to an aggregate of [$                   ] in principal amount of New Senior Notes, offered to holders of General Unsecured Claims (Class 7) as set forth in SECTION 9 hereof.  Each Debt Subscription Right will have an exercise price as set forth in Section 9.5 hereof, payable in Cash, and, upon exercise and payment, a holder thereof will receive a New Senior Note in the aggregate principal amount of $1,000.

1.33.        Debtors means Magellan and each of the entities listed on Schedule A.

1.34.        Disbursing Agent means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 6.4 hereof.

1.35.        Disclosure Statement means the disclosure statement related to this Plan of Reorganization filed by the Debtors with the Bankruptcy Court, as such disclosure statement may be amended, modified or supplemented.

1.36.        Disputed Claim means any Claim which has not been Allowed pursuant to the Plan of Reorganization or a Final Order, and

(a)           if no proof of claim has been filed by the applicable deadline:  (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or Reorganized Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

(b)           if a proof of claim or request for payment of an Administrative Expense Claim has been filed by the applicable deadline:  (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent, or unliquidated; or (iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors or the Reorganized Debtors which has not been withdrawn or determined by a Final Order.

1.37.        Distribution Record Date means the Confirmation Date.

1.38.        Effective Date means a Business Day on or after the Confirmation Date specified by Magellan on which (i) no stay of the Confirmation Order is in effect, and (ii) the conditions to the effectiveness of the Plan of Reorganization specified in Section 10.2 hereof have been satisfied or waived.

1.39.        Eligible Claim Amount (Debt Subscription Rights) means the amount equal to                   (                  ) of the sum of each holder’s Rights Participation Claim Amount at the time of the Subscription Record Date.

1.40.        Eligible Claim Amount (Equity Subscription Rights) means the amount equal to                   (                 ) of the sum of each holder’s Rights Participation Claim Amount at the time of the Subscription Record Date.

1.41.        Equity Interest means the interest of any holder of an equity security of any of the Debtors represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

1.42.        Equity Offering means the offering of [3,605,442] shares of New Common Stock pursuant to the Equity Subscription Rights as described in SECTION 9 hereof.

1.43.        Equity Standby Purchasers  means collectively, [Amalgamated and Pequot.]

1.44.        Equity Subscription Commitment Letter  means the letter, dated March 10, 2003 that sets forth the terms and conditions upon which the Equity Standby Purchasers have agreed to purchase such amounts of New Common Stock as are necessary to ensure that the Equity Offering is fully subscribed.

1.45.        Equity Subscription Rights means the rights to subscribe for up to [              ] shares of New Common Stock, in the aggregate, to be offered to holders of General Unsecured Claims (Class 7) as set forth in SECTION 9 hereof.  Each Equity Subscription Right will have an exercise price as set forth in Section 9.4 hereof, payable in Cash, and, upon exercise and payment, a holder thereof will receive one (1) share of New Common Stock.

1.46.        Exercising Claimant means the holder of a General Unsecured Claim within or potentially within Class 7 hereunder, that has exercised the Subscription Rights, if any, that such holder was entitled to exercise on account of such Claim to the extent of its Rights Participation Claim Amount.

1.47.        Exit Issuers has the meaning specified in Section 5.3 hereof.

1.48.        Exit L/C Facility has the meaning specified in Section 5.3 hereof.

1.49.        Final Distribution Date means, in the event there exist on the Effective Date any Disputed Claims classified in Class 7, a date selected by the Reorganized Debtors, in their sole discretion, after which all such Disputed Claims have been resolved by Final Order.

1.50.        Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order.

1.51.        General Unsecured Claim means any Claim against any of the Debtors (including any Senior Subordinated Note Claim or Senior Note Claim) that (a) is not an Other Secured Claim, Senior Secured Lender Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, the Aetna Claim, Convenience Claim, Intercompany Claim,  Provider Claim or Customer Claim, or (b) is otherwise determined by the Bankruptcy Court to be a General Unsecured Claim.

1.52.        Houlihan Lokey has the meaning set forth in Section 5.17 hereof.

1.53.        Indenture Trustee has the meaning set forth in Section 2.4 hereof.

1.54.        Informal Committee means Informal Committee of certain holders of Senior Notes and Subordinated Notes.

1.55.        Intercompany Claim means a Claim held by Magellan or a wholly-owned subsidiary of Magellan against Magellan or another wholly-owned Debtor.

1.56.        Insured Claim means any Claim arising from an incident or occurrence that is covered under any of the Debtors’ insurance policies.

1.57.        Issuing  Bank has the meaning set forth in the Senior Secured Credit Agreement.

1.58.        Magellan means Magellan Health Services, Inc., a Delaware corporation, the parent debtor or debtor in possession, as the context requires.

1.59.        Magellan Common Stock Interests means Equity Interests of Magellan represented by the authorized common stock issued by Magellan, or any option, warrant, or right, contractual or otherwise, to acquire any such Equity Interest (other than any Magellan Preferred Stock Interests).

1.60.        Magellan Equity Interests means, collectively, the Magellan Common Stock Interests and the Magellan Preferred Stock Interests.

1.61.        Magellan Preferred Stock Interests means Equity Interests of Magellan represented by the shares of Series A Redeemable Preferred Stock issued by Magellan.

1.62.        Maturity Date has the meaning set forth in Section 4.1 hereof.

1.63.        New Aetna Note means a note to be issued by Reorganized Magellan to Aetna on the Effective Date in the aggregate principal amount of $45 million plus an amount equal to the aggregate amount of accrued and unpaid interest on the $60 million Aetna Claim from February 15, 2003 through the Effective Date with an interest rate of the Alternate Base Rate (as defined in the New Senior Secured Credit Agreement and as set forth in Section 4.1 hereof) plus 3.25% per annum payable quarterly with a final maturity on December 31, 2005 (or earlier upon a closing under the Aetna Asset Purchase Agreement); provided that (i) obligations of Aetna under the Aetna Purchase Option shall be payable through an offset of payment obligations under the New Aetna Note by way of a dollar for dollar reduction in the amount of principal and accrued and unpaid interest due on the New Aetna Note (with Reorganized Magellan paying any remaining amounts of principal and accrued and unpaid interest due on the New Aetna Note in Cash) as set forth in more detail in the Aetna Amended MSA, the Aetna Asset Purchase Agreement and the New Aetna Note, subject to the limitations set forth in the New Senior Secured Credit Agreement, (ii) if, prior to December 31, 2005, the Aetna Master Service Agreement is extended to December 31, 2006, then (A) Reorganized Magellan shall pay to Aetna on December 31, 2005, 50% of the outstanding principal amount on account of the New Aetna Note plus accrued and unpaid interest and (B) the final maturity on the remaining principal (and accrued and unpaid interest) will be December 31, 2006.  The obligations of Reorganized Magellan under the Aetna Purchase Option and the New Aetna Note will be guaranteed by those subsidiaries of Reorganized Magellan as are guaranteeing the New Facilities (which guaranty will be subordinated to the New Facilities, on terms that are satisfactory to the Administrative Agent and Aetna (and any guarantees of the New Facilities)) and secured by a second priority lien (i.e., a junior lien with only “silent second” rights, on terms that are satisfactory to the Administrative Agent and Aetna) on the assets of Reorganized Magellan and its subsidiaries which will secure the New Senior Secured Obligations.  The New Aetna Note, as well as the guarantees and security agreements related thereto, shall be substantially in the form as set forth in the Plan Supplement.

1.64.        New Aetna Warrant means a warrant to purchase a number of shares of New Common Stock equal to 1.0% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock issued upon exercise of the Equity Subscription Rights, the New Warrants, and the New Aetna Warrants or in connection with the New Management Incentive Plan).  The New Aetna Warrant shall be exercisable on or after January 1, 2006 and expire on the fifth anniversary of the Effective Date and shall have an exercise price equal to the per share value of the New Common Stock set forth in the Disclosure Statement (or approximately $                   per share).  The form of the warrant agreement governing the New Aetna Warrant shall be substantially in the form set forth in the Plan Supplement.

1.65.        New Common Stock means the shares of common stock of Reorganized Magellan, par value of $0.01, authorized and to be issued hereunder on the Effective Date in connection herewith.

1.66.        New Facilities has the meaning set forth in Section 4.1 hereof.

1.67.        New Management Incentive Plan means a management incentive plan for certain employees of the Reorganized Debtors, which plan will provide for options to purchase up to a number of shares of New Common Stock equal to 10% of the shares of New Common Stock outstanding as of the Effective Date (including New Common Stock issued upon exercise of the Equity Subscription Rights).

1.68.        New Senior Note Indenture means the Indenture, dated as of the Effective Date, between Reorganized Magellan and HSBC Bank or another indenture trustee acceptable to Reorganized Magellan pursuant to which the New Senior Notes shall be issued.  The New Senior Note Indenture shall be substantially in the form as set forth in the Plan Supplement and shall be reasonably satisfactory to the Official Committee.

1.69.        New Senior Notes means notes in the aggregate principal amount not to exceed $300 million plus the amount of New Senior Notes to be issued in connection with the exercise of the Debt Subscription Rights, the terms of which shall be governed by the New Senior Note Indenture. The New Senior Notes shall be unsecured obligations of Reorganized Magellan and be subordinated to the New Senior Secured Obligations (and any replacement or refinancing thereof) to the same extent that the Senior Subordinated Notes are subordinated to the obligations under the Senior Secured Credit Agreement.  The New Senior Notes shall bear interest at the rate of 9-3/8% per annum, payable on the same dates as interest is to be paid on the existing Senior Notes and shall have substantially the same terms as the existing Senior Note Indenture.  During the period from the Effective Date through November 15, 2004, Magellan will have the option prior to any scheduled interest payment to either pay such interest in cash or make a payment in kind (i.e., issuance of additional New Senior Notes) (“PIK payments”), subject to the restrictions set forth in the New Senior Secured Credit Agreement.  Any PIK payments shall be made at a rate of 10-3/8% per annum for periods prior to and including November 15, 2003 and 13-3/8 for PIK payments from November 16, 2003 through and including November 15, 2004.

1.70.        New Senior Secured Credit Agreement means the Credit Agreement, dated as of the Effective Date, between Reorganized Magellan and JPMorgan Chase Bank, as Administrative Agent, which shall substantially in the form set forth in the Plan Supplement, which sets forth the terms of the New Facilities and all related security agreements, guarantees and other loan documents to be executed in connection therewith.

1.71.        New Senior Secured Obligations means the obligations of Reorganized Magellan under the New Facilities.

1.72.        New Tranche B Facility has the meaning set forth in Section 4.1 hereof.

1.73.        New Tranche C Facility has the meaning set forth in Section 4.1 hereof.

1.74.        New Warrants means warrants to purchase 2.5% of the New Common Stock issued on the Effective Date (without regard to the New Common Stock issued upon exercise of the Equity Subscription Rights, the New Warrants, and the New Aetna Warrants or in connection with the New Management Incentive Plan).  The New Warrants shall expire on the seventh anniversary of the Effective Date and shall have an exercise price equal to $625 million divided by the number of shares of New Common Stock issued to holders of Senior Subordinated Note Claims hereunder (without regard to the New Common Stock issued upon exercise of the Equity Subscription Rights) (or approximately $70.37 per share).  The form of the warrant agreement governing the New Warrants shall be substantially in the form set forth in the Plan Supplement.

1.75.        Note Distribution Amount means the product of (a) $1,000 and (b) a fraction equal to (i) the aggregate amount of the Senior Note Claims (including any accrued and unpaid interest on account of the Senior Notes for the period from the interest payment date of the Senior Notes immediately preceding the Commencement Date through the Effective Date (at a rate of 10 3/8% per annum) whether or not Allowed) divided by (ii) the sum of (x) the Allowed Senior Note Claims and (y) Allowed Senior Subordinated Note Claims.

1.76.        Offering means, collectively, the Equity Offering and the Debt Offering.

1.77.        Official Committee means the statutory committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code in the Reorganization Cases.

1.78.        Other Secured Claim means any Secured Claim against any of the Debtors not constituting a Senior Secured Lender Claim.

1.79.        [Pequot means Pequot Capital Management, Inc.. (on behalf of certain funds and managed accounts).]

1.80.        Plan Documents means the documents to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan of Reorganization on the Effective Date, including but not limited to (i) the Amended Bylaws, (ii) the Amended Certificate of Incorporation, (iii) the New Senior Secured Credit Agreement, (iv) the New Senior Note Indenture, (v) the New Warrants, (vi) the New Management Incentive Plan, (vii) the New Aetna Note, (viii) the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option (and any related intercreditor agreement(s)), (ix) the New Aetna Warrant, (xi) the Aetna Amended MSA, (xii) the Registration Rights Agreement and (xiii) the Aetna Registration Rights Agreement.  Each of the Plan Documents to be entered into as of the Effective Date will be filed in draft form in the Plan Supplement (other than the Aetna Amended MSA, which will be a final, executed agreement).

1.81.        Plan of Reorganization means this joint chapter 11 plan of reorganization, including the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.82.        Plan Securities means, collectively, the New Senior Notes, the New Aetna Note, the New Common Stock, the Debt Subscription Rights, the Equity Subscription Rights and the New Warrants.

1.83.        Plan Supplement means a supplemental appendix to the Plan of Reorganization that will contain the draft form of the Plan Documents and the Schedule of Rejected Contracts and Lease (Schedule 8.1) to be entered into as of the Effective Date, to be filed no later than ten (10) days before the date of the Confirmation Hearing, and in any event no later than 5 days prior to the last date by which votes to accept or reject the Plan of Reorganization must be submitted.  Documents to be included in the Plan Supplement will be posted at www.magellanhealth.com as they become available, but no later than 5 days prior to the last date by which votes to accept or reject the Plan of Reorganization must be submitted.

1.84.        PIK Payments has the meaning set forth in Section 1.69 hereof.

1.85.        Priority Non-Tax Claim means any Claim against any of the Debtors other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7), or (9) of the Bankruptcy Code.

1.86.        Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.87.        Provider Claims means Claims made by Providers against any of the Debtors for payment of behavioral health services rendered by such Providers which are required to be paid by the Debtors; provided that Provider Claims shall not include such Claims made by Providers for which the Debtors have rendered payment by check and such check has not been deposited by such Provider for more than six months.

1.88.        Providers means psychiatrists, psychologists, licensed clinical social workers, marriage and family therapists, licensed clinical professional counselors and others (including facilities such as psychiatric hospitals, and outpatient facilities) who provide behavioral health services to the Debtors’ members and who are, or have been, part of the Debtors’ provider network or who are otherwise entitled to reimbursement from the Debtors.  The term “Providers” shall also include individual mental health physicians whose primary purpose is to evaluate treatment provided or proposed for the Debtors’ members and make recommendations to the Debtors regarding the medical necessity and appropriateness of that treatment.

1.89.        Ratable Proportion means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims in the same Class.

1.90.        Registrable Securities has the meaning set forth in Section 5.14 hereof.

1.91.        Registration Rights Agreement means that certain registration rights agreement to be entered into by Reorganized Magellan as of the Effective Date for the benefit of the holders of Registrable Securities with substantially the terms and conditions set forth in Section 5.14 hereof.  The Registration Rights Agreement shall be substantially in the form set forth in the Plan Supplement.

1.92.        Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on March 11, 2003 in the United States District Court for the Southern District of New York and styled In re Magellan Health Services, Inc., et al., 03-40515 (PCB).

1.93.        Reorganized Debtors means Reorganized Magellan and each of the Debtors listed on Schedule A hereto, as reorganized as of the Effective Date in accordance with the Plan of Reorganization.

1.94.        Reorganized Magellan means Magellan, as reorganized as of the Effective Date in accordance with the Plan of Reorganization.

1.95.        Rights Participation Claim Amount means, with respect to a holder of a General Unsecured Claim (Class 7):

(a)           if such General Unsecured Claim has been or hereafter is listed on the Schedules or on any related proof of claim filed with respect thereto as disputed, contingent, or unliquidated, the Rights Participation Claim Amount shall be zero, unless otherwise determined by the Bankruptcy Court on or before the Subscription Record Date;

(b)           if such General Unsecured Claim has been or hereafter is not listed on the Schedules or on any corresponding proof of claim filed with respect thereto (if any) as disputed, contingent, or unliquidated, and

(i) either no proof of claim has been filed or a proof of claim has been filed and the nature or amount of such General Unsecured Claim as asserted in the proof of claim does not vary from the nature and amount of such General Unsecured Claim as listed on the Schedules, the Rights Participation Claim Amount with respect to such General Unsecured Claim shall be the amount set forth as set forth in the Schedules;

(ii) a proof of claim has been filed by the applicable deadline and there is no corresponding General Unsecured Claim listed on the Schedules and such General Unsecured Claim is not set forth on the Rights Participation Disputed Claims List, the Rights Participation Claim Amount with respect to such General Unsecured Claim shall be the amount set forth on the related proof of claim;

(iii) a proof of claim has been filed by the applicable deadline, the nature of such General Unsecured Claim as asserted in the proof of claim does not vary from the nature of such General Unsecured Claim as listed on the Schedules (but does differ in amount) and such General Unsecured Claim is not set forth on the Rights Participation Disputed Claims List, the Rights Participation Claim Amount with respect to such General Unsecured Claim shall be the amount set forth on the related proof of claim;

(iv) a proof of claim has been filed by the applicable deadline, the nature of such General Unsecured Claim as asserted in the proof of claim does not vary from the nature of such General Unsecured Claim as listed on the Schedules (but does differ in amount) and such General Unsecured Claim is set forth on the Rights Participation Disputed Claims List, the Rights Participation Claim Amount shall be the amount set forth as its Rights Participation Claim Amount as set forth on the Rights Participation Disputed Claims List, unless otherwise determined by the Bankruptcy Court on or before the Subscription Record Date;

; provided that if the Debtors or Reorganized Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order, the Rights Participation Claim Amount with respect to such General Unsecured Claim shall be the amount of such General Unsecured Claim to no objection has been interposed or the amount requested as the estimated amount of such General Unsecured Claim;

1.96.        Rights Participation Disputed Claims List means the General Unsecured Claims identified by the Debtors in the motion to be filed by the Debtors estimating certain General Unsecured Claims with respect to their Rights Participation Claim Amount for purposes of Section 9 hereof.

1.97.        Rollover Facility has the meaning set forth in Section 4.1 hereof.

1.98.        Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

1.99.        SEC has the meaning set forth in Section 5.14 hereof.

1.100.      Secured Claim means a Claim to the extent (i) secured by Collateral, the amount of which Claim is equal to or less than the value of such Collateral (A) as set forth in the Plan of Reorganization, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a

Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.101.      Securities Act means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

1.102.      Securities Litigation Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from rescission of a purchase or sale of shares or notes of any of the Debtors, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim.

1.103.      Senior Lender Agents means collectively, the Administrative Agent, the Syndication Agent, the Collateral Agent and the Documentation Agent, each as defined in the Senior Secured Credit Agreement.

1.104.      Senior Lenders means the Lenders, the Issuing Banks and the Senior Lender Agents as defined in the Senior Secured Credit Agreement.

1.105.      Senior Note Claim means any Claim against Magellan arising under or in connection with the Senior Note Indenture and the notes issued thereunder, other than a Securities Litigation Claim (which shall include all penalties under the Senior Note Indenture for non-registration of the Senior Notes which, with interest due on such Senior Notes, shall be at a combined rate of interest of 10 3/8% from the interest payment immediately preceding the Commencement Date through the Effective Date).

1.106.      Senior Note Indenture means the Indenture, dated as of May 31, 2001, between Magellan and HSBC Bank, Inc., as trustee, and all documents and instruments related thereto, as amended or modified from time to time pursuant to which the Senior Notes were issued.

1.107.      Senior Notes means the $250,000,000 of 9 3/8% Senior Notes due 2007 issued under the Senior Note Indenture.

1.108.      Senior Secured Credit Agreement means that certain Credit Agreement dated as of February 12, 1998, as amended or modified, among Magellan; Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation; Merit Behavioral Care Corporation, a Delaware corporation; each other wholly owned domestic subsidiary of Magellan that is a “Subsidiary Borrower” pursuant to Section 2.23 of the Senior Secured Credit Agreement; the Lenders (as defined in Article I of the Senior Secured Credit Agreement); JPMorgan Chase Bank, formerly The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders, as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders and as an issuing bank (in such capacity, an “Issuing Bank”); Wachovia Bank, National Association, formerly First Union National Bank, a national banking association, as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders and as an issuing bank (in such capacity, an “Issuing Bank”); and Credit Lyonnais New York Branch, a licensed branch of a bank organized and existing under the laws of the Republic of France, as documentation agent (in such capacity, the “Documentation Agent”) for the Lenders and as an issuing bank (in such capacity, an “Issuing Bank” and, together with JPMorgan Chase Bank and Wachovia Bank, National Association, each in its capacity as an issuing bank, the “Issuing Banks”) and all documents and instruments related thereto.

1.109.      Senior Secured Lender Claim means any Claim against any of the Debtors based on, related to or arising under the Senior Secured Credit Agreement (inclusive of postpetition interest) net of all Cash payments made by the Debtors to the holders of such Claims on account of interest and letter of credit fees on or after the Commencement Date.

1.110.      Senior Subordinated Note Claim means any Claim against Magellan arising under or in connection with the Senior Subordinated Note Indenture and the notes issued thereunder, other than a Securities Litigation Claim.

1.111.      Senior Subordinated Note Indenture means the Indenture, dated as of February 12, 1998, between Magellan and Bank One Trust Company, N.A, as trustee, and all documents and instruments related thereto, as amended or modified from time to time pursuant to which the Senior Subordinated Notes were issued.

1.112.      Senior Subordinated Notes means the $625,000,000 of 9% Senior Subordinated Notes due 2008 issued under the Senior Subordinated Note Indenture.

1.113.      Standby Purchasers means the Equity Standby Purchasers and Debt Standby Purchaser.

1.114.      Subject Lenders means the Senior Lenders holding a majority of the Senior Secured Lender Claims of those Senior Lenders who have executed a lock-up agreement with the Debtors agreeing to vote for the Plan of Reorganization.

1.115.      Subscription Agent means the person engaged by the Debtors to conduct the Offering.

1.116.      Subscription Commencement Date means the first Business Day [after which Ballots are mailed.]

1.117.      Subscription Exercise Date means the date on or prior to the Subscription Expiration Date on which a Subscription Right is exercised by the holder thereof.

1.118.      Subscription Expiration Date means [the Voting Deadline].

1.119.      Subscription Form means the form to be used by a holder of Subscription Rights to exercise such Subscription Rights.

1.120.      Subscription Purchase Price means the purchase price that an Exercising Claimant must pay in order to exercise its Subscription Rights and purchase the New Senior Notes pursuant to the Debt Subscription Rights or purchase the New Common Stock pursuant to the Equity Subscription Rights in accordance with SECTION 9 hereof, which price shall be equal to (i) in the case of Equity Subscription Rights, the product of the number of such Exercising Claimant’s Equity Subscription Rights and the Subscription Price set forth in Section 9.4 for Equity Subscription Rights and (ii) in the case of Debt Subscription Rights, the product of the number of such Exercising Claimant’s Debt Subscription Rights and the Subscription Price set forth in Section 9.5 for Debt Subscription Rights.

1.121.      Subscription Record Date means ten days prior to the Subscription Commencement Date.

1.122.      Subscription Rights means, collectively, the Equity Subscription Rights and the Debt Subscription Rights.

1.123.      Subsidiary Equity Interests means any Equity Interests in the Debtors (other than Magellan) owned by Magellan or any of its subsidiaries.

B.            Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan of Reorganization are to the respective section in, or exhibit to, the Plan of Reorganization, as the same may be amended, waived, or modified from time to time.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan of Reorganization as a whole and not to any particular section, subsection, or clause contained therein.  A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan of Reorganization.  In the event that a particular term of this Plan of Reorganization (including any exhibits or schedules hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of this Plan of Reorganization or any settlement or other agreement contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto.

SECTION 2.           ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1.          Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2.          Compensation and Reimbursement Claims.

All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date, and (ii) five days after the date upon which the order relating to any such Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors.  The  Debtors or the Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

2.3.          Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to [six percent (6%)], over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

2.4.          Special Provisions Regarding the Indenture Trustees’ Fees and Expenses.

(a)           The reasonable fees and expenses of each trustee under the Senior Note Indenture and the Senior Subordinated Note Indenture (an “Indenture Trustee”) (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustees) shall be paid in accordance with the procedures established in this Section 2.4.  Provided that such fees and expenses are paid in Cash in full by Magellan or Reorganized Magellan, distributions received by holders of Allowed Senior Note Claims or Allowed Senior Subordinated Note Claims pursuant to this Plan of Reorganization will not be reduced on account of the payment of any of the Indenture Trustee’s fees and expenses.

(b)           Ten (10) days prior to the Effective Date, each Indenture Trustee will submit to Magellan and the Official Committee appropriate documentation in support of the fees and expenses incurred by such Indenture Trustee through that date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Commencement Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter.  Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities, and fees and expenses to be incurred in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the notes or the claimed amount of such fees and expenses.  On or prior to the Effective Date, Magellan will pay the undisputed amount of each Indenture Trustee’s fees and expenses.

(c)           No later than thirty (30) days after the Effective Date, or as soon thereafter as may be practical, each Indenture Trustee will deliver to Reorganized Magellan a final invoice for its reasonable fees and expenses incurred through the Effective Date.  Reorganized Magellan will have a period of thirty (30) days after receipt to review the final invoice and provide the Indenture Trustee with any objection to the final invoice, stating with specificity its objections to particular charges.  If no objection is received by the Indenture Trustee within thirty (30) days after the Indenture Trustee provided Reorganized Magellan with its final invoice, then the Indenture Trustee shall be paid such amount without the need for any further approval of the Bankruptcy Court.  If Reorganized Magellan timely advises the Indenture Trustee in writing that it objects to all or a portion of such fees, which objection states with specificity its objection to particular charges, (i) Reorganized Magellan shall pay the undisputed portion of the fees and expenses, and (ii) such Indenture Trustee may submit the disputed portion to the Bankruptcy Court for resolution.  The Indenture Trustee will not be required to file a fee application or to comply with guidelines and rules applicable to a fee application, and will not be subject to section 330 or 503(b) of the Bankruptcy Code.

(d)           Each Indenture Trustee’s charging lien will be discharged solely upon payment in full of such fees and expenses and termination of the Indenture Trustee’s duties.  Accordingly, nothing herein shall be deemed to impair, waive, or discharge the Indenture Trustee’s charging lien for any fees and expenses not paid by Reorganized Magellan.  Pursuant to Section 6.5(b) hereof, each Indenture Trustee shall be entitled to its fees and expenses incurred after the Effective Date as a Disbursing Agent.

SECTION 3.           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

The following tables designate the Classes of Claims against and Equity Interests in the Debtors and specify which of those Classes are (i) impaired or unimpaired by the Plan of Reorganization, (ii) entitled to vote to accept or reject the Plan of Reorganization in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan of Reorganization.

3.1.          Classes.

Class	Designation	Impairment	Entitled to Vote
Class 1	Senior Secured Lender Claims	Impaired	Yes
Class 2	Other Secured Claims	Unimpaired	No
Class 3	Priority Non-Tax Claims	Unimpaired	No
Class 4	Aetna Claim	Impaired	Yes
Class 5	Provider Claims	Unimpaired	No
Class 6	Customer Claims	Unimpaired	No
Class 7	General Unsecured Claims	Impaired	Yes
Class 8	Convenience Claims	Unimpaired	No
Class 9	Intercompany Claims	Unimpaired	No
Class 10	Subsidiary Equity Interests	Unimpaired	No
Class 11	Magellan Preferred Stock Interests	Impaired	No (deemed to reject)
Class 12	Magellan Common Stock Interests	Impaired	No (deemed to reject)
Class 13	Securities Litigation Claims	Impaired	No (deemed to reject)

SECTION 4.           TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1.          Senior Secured Lender Claims (Class 1).

(a)  In General.  The holders of the Senior Secured Lender Claims shall receive the New Senior Secured Obligations.  The New Senior Secured Obligations shall be governed by the New Senior Secured Credit Agreement, which shall be substantially in the form as set forth in the Plan Supplement.  The Senior Secured Lender Claims shall be Allowed in the following amounts: $120,484,061.38 on account of Revolving Loans and unreimbursed letter of credit disbursements and issued but undrawn letters of credit under the Senior Secured Credit Agreement (plus drawings made under letters of credit under the Senior Secured Credit Agreement to the extent drawn after the Commencement Date and prior to the Effective Date), $57,881,095.64 on account of Tranche B Term Loans under the Senior Secured Credit Agreement and $57,881,095.97 on account of Tranche C Term Loans under the Senior Secured Credit Agreement

(b)  The New Facilities.  The New Facilities shall consist of:

(i)  A Rollover Facility in an aggregate principal amount of $[120,484,061.38], which amount includes unreimbursed letter of credit disbursements and issued but undrawn letters of credit under the New Senior Secured Credit Agreement (the “Rollover Facility”).  Letters of Credit outstanding under the Rollover Facility will remain outstanding and will be subject to renewal as provided in the New Senior Secured Credit Agreement;

(ii)           A Tranche B Term Loan Facility in an aggregate principal amount of $57,881,095.64 (the “New Tranche B Facility”); and

(iii)          A Tranche C Term Loan Facility in an aggregate principal amount of $57,881,095.97 (the “New Tranche C Facility” and, together with the New Tranche B Facility, the “New Term Loan Facilities” and, the New Term Loan Facilities, together with the Rollover Facility, the “New Facilities”).

(c)           Treatment of Loans and Letters of Credit under Senior Secured Credit Agreement.  On the Effective Date, Tranche B Loans under the Senior Secured Credit Agreement will become loans under the New Tranche B Facility (without any additional loans being made by the Senior Lenders under the New Tranche B Facility) pursuant to the Plan of Reorganization.  On the Effective Date, Tranche C Loans under the Senior Secured Credit Agreement will become loans under the New Tranche C Facility (without any additional loans being made by the Senior Lenders under the New Tranche C Facility) pursuant to the Plan of Reorganization.  On the Effective Date, Revolving Loans under the Senior Secured Credit Agreement will become loans under the Rollover Facility and letters of credit issued under the Senior Secured Credit Agreement will become letters of credit issued under the Rollover Facility, in each case pursuant to the Plan of Reorganization.  On the Effective Date, letters of credit outstanding under the Senior Secured Credit Agreement will automatically become letters of credit under the Rollover Facility.  No additional letters of credit will be issued under the Rollover Facility; provided, however. any letter of credit rolled over from the Senior Secured Credit Agreement may be renewed or extended if (a) such letter of credit provides for automatic renewal by its terms or (b) no increase is made in the aggregate face amount of such letter of credit, in each case subject to the terms of such letter of credit and the terms of the Rollover Facility.

(d)           Guarantees of New Facilities and Security.  All obligations of Reorganized Magellan under the New Facilities and under interest rate protection agreements entered into with any member of a syndicate of financial institutions under the New Senior Secured Credit Agreement (or any affiliate) will be unconditionally guaranteed and secured as provided in the New Senior Secured Credit Agreement.

(e)           Letters of Credit Under Rollover Facility.  To the extent that there are drawings under any letter of credit under the Rollover Facility, each Lender under the Rollover Facility shall be irrevocably obligated to pay to the Administrative Agent under the New Facilities, for the account of such Issuing Bank, its pro rata percentage of such letter of credit drawing (based upon their respective Rollover Facility loans) and the amount paid to such Issuing Bank shall be added to the principal amount of the Rollover Facility.

4.2.          Other Secured Claims (Class 2).

On or as soon as reasonably practicable after the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date an Other Secured Claim becomes Allowed, each holder of an Allowed Other Secured Claim shall receive, at the sole option of the Reorganized Debtors, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Other Secured Claim, (ii) the proceeds of the sale or disposition of the Collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such Collateral, (iii) the Collateral securing such Allowed Other Secured Claim, (iv) a note with periodic Cash payments having a present value equal to the amount of the Allowed Other Secured Claim, (v) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Allowed Other Secured Claim is entitled, or (vi) such other distribution as necessary to satisfy the requirements of the Bankruptcy Code.  In the event the Reorganized Debtors treat a Claim under clause (i) or (ii) of this Section, the liens securing such Other Secured Claim shall be deemed released.

4.3.          Priority Non-Tax Claims (Class 3).

Except to the extent that a holder of an Allowed Priority Non-Tax Claim has agreed to a different treatment of such Claim, each such holder shall receive, in full satisfaction of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of (i) the

Effective Date, (ii) the date such Claim becomes Allowed, and (iii) the date for payment provided by any agreement or understanding between the applicable Debtors and the holder of such Claim.

4.4.          Aetna Claim  (Class 4).

On the Effective Date, Aetna, as the holder of the Aetna Claim, which Claim is irrevocably deemed Allowed hereunder, shall receive, on account of such Claim and on account of Aetna’s rights under the Aetna Amended MSA:  (a) $15 million in Cash, (b) the new Aetna Note, in the principal amount of $45 million plus an amount equal to interest on $60 million from February 15, 2003 through and including the Effective Date at the interest rate set forth in the New Aetna Note, (c) the new Aetna Warrant and (d) the rights provided for under the New Aetna Registration Rights.  Moreover, the Confirmation Order shall provide that the Aetna Amended MSA and all documents and instruments related thereto (which documents were previously assumed by the Debtors pursuant to an Order of the Bankruptcy Court) shall be binding on the Reorganized Debtors.

4.5.          Provider Claims (Class 5).

Each holder of an Allowed Provider Claim shall be paid in the ordinary course of the business of the Reorganized Debtors.

4.6.          Customer Claims (Class 6).

Each holder of an Allowed Customer Claim shall be paid in the ordinary course of the business of the Reorganized Debtors.

4.7.          General Unsecured Claims (Class 7).

Except to the extent that an Allowed General Unsecured Claim is an Insured Claim, for each $1,000 of Allowed General Unsecured Claims, the holder thereof will receive:

(a)           on the Effective Date,  a principal amount of New Senior Notes equal to the Note Distribution Amount and 9.701 shares of  New Common Stock, and

(b)           as set forth in SECTION 9, on the Subscription Commencement Date, each holder of a General Unsecured Claim shall have the right to participate in the Offering as set forth therein.

Pursuant to Section 5.4 hereof and the enforcement of the subordination provisions of the Senior Subordinated Note Indenture provided therein, the holders of Allowed Senior Note Claims will receive New Senior Notes on account of such Claims in an aggregate principal amount equal to the principal amount of the Senior Notes plus accrued and unpaid interest through the Effective Date (whether or not any post-petition interest is Allowed by the Bankruptcy Court).  As a result, the holders of General Unsecured Claims will receive as follows:

Type of Claim held by Holder	Distribution On Account of $1,000 of Allowed General Unsecured Claim

Senior Note Claims	New Senior Notes equal to the amount of such Allowed Claim; no shares of New Common Stock; and the right to participate in the Offering as set forth in Section 9 hereof.

Senior Subordinated Note Claims	13.515 shares of New Common Stock; no New Senior Notes; and the right to participate in the Offering as set forth in Section 9 hereof.

General Unsecured Claim (other than Senior Note Claims and Subordinated Note Claims)	A principal amount of New Senior Notes equal to the Note Distribution Amount; 9.701 shares of New Common Stock; and the right to participate in the Offering as set forth in Section 9 hereof.

As a result (and before giving effect to the Offering), holders of Allowed General Unsecured Claims will receive, in the aggregate, New Senior Notes in an aggregate principal amount not to exceed $300 million and 97.5% of the New Common Stock, subject to dilution from the New Warrants, the Aetna Warrant, the New Management Incentive Plan, the Offering and the success fee paid to Houlihan Lokey.  A holder of an Allowed General Unsecured Claim that is an Insured Claim shall be paid in the ordinary course of the business of the Reorganized Debtors to the extent that such Claim is insured and shall have an Allowed General Unsecured Claim to the extent the applicable insurance policy does not provide coverage with respect to any portion of such Insured Claim.

The Senior Note Claims and the Senior Subordinated Note Claims are Allowed in full hereunder.

In addition, if the Plan is accepted by Class 7, holders of General Unsecured Claims (Class 7) are also entitled to (a) a number of shares of New Common Stock equal to 2.5% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock to be issued upon exercise of the Equity Subscription Rights), subject to dilution by the New Warrants, the Aetna Warrant, the New Management Incentive Plan and the Equity Offering and (b) New Warrants to purchase a number of shares of New Common Stock equal to 2.5% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock to be issued upon exercise of the Equity Subscription Rights) (collectively, the “Equity Shares and Warrants”) which Equity Shares and Warrants will be transferred to the holders of the Magellan Preferred Stock Interests (Class 11) and the holders of the Magellan Common Stock Interests (Class 12), as set forth in Sections 4.11 and 4.12 hereof.  If the Plan is not accepted by Class 8, the Equity Shares and Warrants will not be issued.

4.8.          Convenience Claims (Class 8).

Each holder of an Allowed Convenience Claim shall be paid in full in Cash on the Effective Date or as soon as practicable thereafter.

4.9.          Intercompany Claims (Class 9).

Each Intercompany Claim shall be reinstated as of the Effective Date and shall be paid in the ordinary course of the business of the Reorganized Debtors.

4.10.        Subsidiary Equity Interests (Class 10).

All Subsidiary Equity Interests shall be reinstated.

4.11.        Magellan Preferred Stock Interests (Class 11).

The holders of the Magellan Preferred Stock outstanding as of the Distribution Record Date shall receive their Ratable Proportion of (a) a number of shares of New Common Stock equal to 2.0% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock to be issued upon exercise of the Equity Subscription Rights), subject to dilution by the New Warrants, the Aetna Warrant, the New Management Incentive Plan and the Offering and (b) New Warrants to purchase a number of shares of New Common Stock equal to 2.0% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock to be issued upon exercise of the Equity Subscription Rights).  All distributions to holders of Magellan Preferred Stock Interests are deemed to be first distributed to Class 7 (General Unsecured Class) and then to the holders of Magellan Preferred Stock Interests.  If Class 7 (General Unsecured Claims) votes against the Plan, the holders of Magellan Preferred Stock Interests (Class 11) will not be entitled to any distributions under the Plan.

4.12.        Magellan Common Stock Interests (Class 12).

The holders of the Magellan Common Stock outstanding as of the Distribution Record Date shall receive their Ratable Proportion of (a) a number of shares of New Common Stock equal to 0.5% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock to be issued upon exercise of the Equity Subscription Rights), subject to dilution by the New Warrants, the Aetna Warrant, the New Management Incentive Plan and the Offering and (b) New Warrants to purchase a number of shares of New Common Stock equal to 0.5% of the New Common Stock to be issued on the Effective Date (without regard to the New Common Stock to be issued upon exercise of the Equity Subscription Rights).  All distributions to holders of Magellan Common Stock Interests are deemed to be first distributed to Class 7 (General Unsecured Class) and then to the holders of Magellan Common Stock Interests).  If Class 7 (General Unsecured Claims) votes against the Plan, the holders of Magellan Common Stock Interests (Class 12) will not be entitled to any distributions under the Plan.

4.13.        Securities Litigation Claims (Class 13).

The holders of Securities Litigation Claims shall not receive or retain any interest or property on account of such Claims.

4.14.        Nonconsensual Confirmation.

If any impaired class of Claims entitled to vote shall not accept the Plan of Reorganization by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.  With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

SECTION 5.           MEANS FOR IMPLEMENTATION

5.1.          Deemed Consolidation of Debtors for Plan of Reorganization Purposes Only.

Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for the following purposes under the Plan of Reorganization: (i) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (ii) each and every Claim filed or to be filed in the Reorganization Case of any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan of Reorganization and as set forth above in this Section) affect:  (i) the legal and organizational structure of the Reorganized Debtors; (ii) intercompany Claims by and among the Debtors or Reorganized Debtors; (iii) pre- and post-Commencement Date guarantees, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (B) pursuant to the Plan of Reorganization, or (C) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; and (iv) distributions out of any insurance policies or proceeds of such policies.

5.2.          Authorization of Plan Securities.

Reorganized Magellan is authorized to issue the Plan Securities in accordance with SECTION 4 hereof, without the need for any further corporate action.

5.3.          Exit L/C Facility.

On the Effective Date, the Debtors are authorized to enter into financing arrangements with JPMorgan Chase Bank (and other members of the bank group acceptable to Magellan) and one or more financial institutions or other parties (the “Exit Issuers”) to make available to Reorganized Magellan not less than $       million in letters of credit (the “Exit L/C Facility”) which shall be secured only by cash collateral.  Reorganized Magellan and the other Reorganized Debtors are authorized to execute and deliver all documents, agreements and other instruments necessary or desirable to effectuate the same.

5.4.          Enforcement of Subordination.

The distributions under the Plan of Reorganization to holders of Allowed Senior Note Claims and Allowed Senior Subordinated Note Claims take into account the contractual subordination provisions relating to such.  Therefore, the distributions to holders of Allowed Senior Note Claims in Class 7 are adjusted to reflect the turnover by the holders of the Allowed Senior Subordinated Note Claims of all of the New Senior Notes to which they otherwise would be entitled to the holders of the Allowed Senior Note Claims; and the distribution to the holders of the Allowed Senior Subordinated Note Claims are adjusted to reflect the turnover to them of all the shares of New Common Stock to which the holders of the Allowed Senior Note Claims would otherwise be entitled.

Accordingly, after the recognition and implementation of the contractual subordination as provided above, the distributions to the holders of Claims in Class 7 shall not be subject to levy, garnishment, attachment or other legal process by any holder of indebtedness senior to the indebtedness of the holders of the Claims in Class 7 by reason of claimed contractual subordination rights.  On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distribution, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all holders of senior indebtedness from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan of Reorganization to the holders of Claims in Class 7.

5.5.          Management Incentive Plan.

Reorganized Magellan shall adopt the New Management Incentive Plan, and it shall automatically become effective on the Effective Date.  The solicitation of votes on this Plan of Reorganization shall be deemed a solicitation of the holders of New Common Stock for approval of the New Management Incentive Plan.  Entry of the Confirmation Order shall constitute such approval, and the Confirmation Order shall so provide.

5.6.          Release of Non-Debtor Affiliates.

As of the Effective Date, the non-Debtor corporate, partnership, and joint venture subsidiaries or affiliates of the Debtors who are obligors under any of the Senior Secured Credit Agreement or with respect to the Senior Secured Lender Claims shall be released from all such obligations provided that such entities become guarantors of the New Senior Secured Obligations, as provided in the New Senior Secured Credit Agreement.

5.7.          Release of Representatives.

As of the Effective Date, the respective officers, directors, employees, financial advisors, professionals, accountants, and attorneys of the Debtors who have served, or been employed or retained by, the Debtors on or after the Commencement Date shall be released by the Debtors from any and all Claims arising on or after the Commencement Date against them in their capacity as representatives of the Debtors, except for willful misconduct or gross negligence.

5.8.          Cancellation of Existing Securities and Agreements.

Except for purposes of evidencing a right to distributions under the Plan of Reorganization or otherwise provided hereunder, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims and any options or warrants to purchase Equity Interests, or other agreements obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be canceled; provided, however, that the indentures relating to the Senior Note Claims and the  Subordinated Note Claims shall continue in effect solely for the purposes of (i) allowing the Indenture Trustees to make any distributions on account of Class 7 Claims pursuant to the Plan of Reorganization and to perform such other necessary administrative functions with respect thereto, and (ii) permitting the Indenture Trustees to maintain any rights or liens they may have for fees, costs, and expenses under the indentures.

5.9.          Board of Directors.

The initial Board of Directors of Reorganized Magellan shall consist of seven members whose names shall be disclosed at or prior to the Confirmation Hearing.  The Committee (as defined in next succeeding sentence) shall appoint each of the members of Reorganized Magellan’s initial Board of Directors, provided, however, that the selection of Reorganized Magellan’s initial Board of Directors may be modified by agreement of the Committee and an order of the Bankruptcy Court, including, but not limited to, in order to furnish director designation rights to the Standby Purchasers to the extent required by the commitment letter and term sheet between Magellan and the Equity Standby Purchasers dated as of March 10, 2003.  For purposes of selecting Reorganized Magellan’s initial Board of Directors, the Committee shall be defined as follows:  (A) in the event that holders of the Senior Note Claims and the Senior Subordinated Note Claims that have signed lock-up agreements on or prior to the Commencement Date, excluding the Equity Standby Purchasers, and their respective indenture trustees (the “Consenting

Noteholders”) comprise a majority thereof, it shall be the Official Committee, or (B) in the event that the Consenting Noteholders do not comprise a majority of the Official Committee, it shall consist of all Consenting Noteholders, provided, however, that if the Consenting Noteholders hold less than 20% of the principal amount of the Senior Subordinated Notes, then the Official Committee shall approve each of the members of Reorganized Magellan’s initial Board of Directors.

On and after the Effective Date, the holders of the New Common Stock will elect members of the Board of Directors of Reorganized Magellan in accordance with applicable nonbankruptcy law and the Amended Certificate of Incorporation and Amended Bylaws which shall provide, inter alia, that the Equity Standby Purchasers shall have the right to designate members of Reorganized Magellan’s Board of Directors as follows:  (A) (1) so long as Amalgamated  shall hold more than twenty percent (20%) of the outstanding common stock of Reorganized Magellan, it shall be entitled to designate two (2) members of Reorganized Magellan’s Board of Directors; (2) if Amalgamated shall hold less than twenty percent (20%), but more than ten percent (10%),  of such stock, it shall be entitled to designate one (1) such member; (B) so long as Pequot shall hold more than ten percent (10%) of the outstanding common stock of Reorganized Magellan, it shall be entitled to designate one (1) member of Reorganized Magellan’s Board of Directors.

5.10.        Corporate Action.

Reorganized Magellan shall file the Amended Certificate of Incorporation in the state of Delaware and an amended certificate of incorporation for each of the other Reorganized Debtors that are corporations in the state of incorporation for such Reorganized Debtor.  The Amended Certificate of Incorporation and the amended certificates of incorporation for each of the other Reorganized Debtors that are corporations shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law.  The Amended Bylaws shall be deemed adopted by the board of directors of Reorganized Magellan as of the Effective Date.  Each of the Amended Certificate of Incorporation and Amended By-Laws shall be reasonably satisfactory to the Official Committee.  All partnership and limited liability company agreements to which any of the Debtors are parties shall be treated in accordance with Section 8.1 hereof.

The Amended Certificate of Incorporation shall, inter alia, authorize the cancellation of all Magellan Equity Interests and authorize the issuance of 30 million shares of New Common Stock, of which up to [10] million shares of New Common Stock will be issued to Class 7 (General Unsecured Claims), Class 11 (Magellan Preferred Stock Interests) and Class 12 (Magellan Common Stock Interests), up to [250,000] shares of New Common Stock will be reserved for the exercise of the New Warrants, up to [100,000] shares of New Common Stock will be reserved for the exercise of the New Aetna Warrant and up to [1,000,000] shares of New Common Stock will be reserved for the New Management Incentive Plan.

On the Effective Date, the adoption of the Amended Certificate of Incorporation and the Amended Bylaws shall be authorized and approved in all respects to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders of Magellan or Reorganized Magellan.  On the Effective Date, the cancellation of all Magellan Common Stock Interests and Magellan Preferred Stock Interests, the authorization and issuance of the New Common Stock, the adoption of the New Management Incentive Plan and all other matters provided in the Plan of Reorganization involving the corporate structure of the Reorganized Debtors or corporate action of the Reorganized Debtors shall be deemed to have occurred, be authorized and shall be in effect from and after the Effective Date in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders of Magellan or Reorganized Magellan.

5.11.        Section 1145 Exemption.

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy laws, the Plan Securities issued pursuant to the Plan of Reorganization are exempt from registration under the Securities Act.

5.12.        Subsidiary Guarantees.

Other than existing guarantees of the Senior Secured Credit Agreement, Claims based upon guarantees of collection, payment, or performance of any obligation of the Debtors made by any direct or indirect subsidiary of Magellan which is not a Debtor and all Claims against any such subsidiary for which any of the Debtors are jointly or severally liable, in each case which arise at any time prior to the Confirmation Date, shall be discharged, released, extinguished, and of no further force and effect, unless the appropriate entity otherwise agrees in writing to the beneficiary of such guarantees.

5.13.        Aetna Amended MSA

Magellan (and the other Debtors, to the extent they are a party) shall have entered into the Aetna Amended MSA on or prior to the Commencement Date and, such agreement has been assumed by the Debtors pursuant to an order of the Bankruptcy Court dated as of                     to the extent set forth therein.  Reorganized Magellan  (and the other Reorganized Debtors, to the extent they are a party) are authorized to execute and deliver all documents, agreements and other instruments necessary or desirable to effectuate the same, including the Aetna Registration Rights Agreement and all such documents shall be binding upon the Reorganized Debtors party thereto.

5.14.        Registration Rights Agreement

Effective as of the Effective Date, Reorganized Magellan, the Standby Purchasers (to the extent required) and certain holders of shares of New Common Stock and New Senior Notes who may be deemed to be “underwriters” or “affiliates” of Reorganized Magellan for purposes of the Securities Act, shall enter into the Registration Rights Agreement.  Pursuant to the Registration Rights Agreement, among other things, Reorganized Magellan shall:  (i) within sixty days after the Effective Date, prepare and file, and shall use its reasonable best efforts to have declared effective within sixty days thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of the shares of New Common Stock and New Senior Notes (the “Registrable Securities”) held by the Standby Purchasers and the other Exercising Claimants and certain “underwriters” or “affiliates” of Reorganized Magellan (the “Shelf Registration”); (ii) keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the Securities and Exchange Commission (the “SEC”), (b) the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (c) the date such Registrable Securities have been disposed of (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely tradable without restriction under the Securities Act, (d) the date such Registrable Securities may be disposed of pursuant to SEC Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to SEC Rule 144(k) (or any similar provision then in force) under the Securities Act or (e) such Registrable Securities cease to be outstanding; and (iii) use its reasonable best efforts to cause the New Common Stock to be quoted on the national market system of the National Association of Securities Dealers’ Automated Quotation System.  The Registration Rights Agreement shall contain black-out periods and liquidated damage provisions, of the type customarily included in registration rights agreements used in connection with the offering and sale of debt securities under SEC Rule 144A, that will require Reorganized Magellan to pay liquidated damages to the holders of the Registrable Securities in the event that Reorganized Magellan shall fail to satisfy certain deadlines.  The Registration Rights Agreement shall be reasonably satisfactory to the Official Committee.

5.15.        NASDAQ Listing

Reorganized Magellan shall use its reasonable best efforts to cause the New Common Stock to be listed on the national market system of Nasdaq or such other national securities exchange for which it may qualify.

5.16.        Change in Fiscal Year

Effective as of Effective Date, Reorganized Magellan shall change its fiscal year to December 31 and such change shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders of Magellan or Reorganized Magellan.

5.17.        Issuance of New Senior Notes and New Common Stock to Houlihan Lokey

In connection with that certain Engagement Letter, dated October 8, 2002, by and between Magellan and Houlihan Lokey Howard & Zukin Capital (“Houlihan Lokey”) as the financial advisors to the Informal Committee, Reorganized Magellan shall issue to Houlihan Lokey (i) New Senior Notes in an aggregate principal amount equal to 0.75% of the New Senior Notes to be received by the holders of Allowed General Unsecured Claims under the Plan of Reorganization on account of their Allowed Claims and (ii) shares of New Common Stock equal to 0.75% of the New Common Stock to be received by the holders of Allowed General Unsecured Claims under the Plan of Reorganization on account of their Allowed Claims.  Such issuances to Houlihan Lokey shall be in addition to those New Senior Notes and New Common Stock issued to the holders of the Allowed General Unsecured Claims.

SECTION 6.           DISTRIBUTIONS

6.1.          Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of Claims or Equity Interests.  The Debtors shall have no obligation to recognize any transfer of Claims or Equity Interests occurring on or after the Distribution Record Date.  The Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

6.2.          Date of Distributions.

Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable.  In the event that any payment or act under the Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.3.          Distributions to Class 7.

On the Effective Date, the Disbursing Agent shall distribute the New Senior Notes and shares of New Common Stock to holders of Allowed Claims in Class 7, as specified in SECTION 4 and Section 5.4.  On the Final Distribution Date, each holder of an Allowed Claim in Class 7, which was not previously Allowed, shall receive a distribution of New Senior Notes and shares of New Common Stock, plus any cash payments in the form of interest, dividends or otherwise, that were made in respect of such New Senior Notes after the Effective Date through the date of issuance.  After the Effective Date but prior to the Final Distribution Date, the Reorganized Debtors, in their sole discretion, may direct the Disbursing Agent to distribute New Senior Notes and New Common Stock, plus any cash payments in the form of interest, dividends or otherwise  to a holder of a Disputed Claim in Class 7 which becomes an Allowed Claim after the Effective Date.

6.4.          Disbursing Agent.

All distributions under the Plan of Reorganization (other than distributions described in the next sentences) shall be made by the applicable Debtor as Disbursing Agent or such other entity designated by the applicable Debtor as a Disbursing Agent on or after the Effective Date.  Each Indenture Trustee shall be the Disbursing Agent for its respective noteholders for Senior Note Claims and Senior Subordinated Note Claims.  The Administrative Agent under the Senior Secured Credit Agreement shall be the Disbursing Agent for the holders of Senior Secured Lender Claims.  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the applicable Debtor.

6.5.          Rights and Powers of Disbursing Agent.

(a)           Powers of the Disbursing Agent.  The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan of Reorganization, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)           Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorneys’ fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

6.6.          Surrender of Instruments.

As a condition to receiving any distribution under the Plan of Reorganization, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under the Plan of Reorganization.  Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan of Reorganization.  Any distribution so forfeited shall become property of Reorganized Magellan.

6.7.          Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim, Allowed Magellan Common Stock Interests or Allowed Magellan Preferred Stock Interests (other than to holders of Allowed Senior Secured Lender Claims, the Allowed Senior Note Claims and the Allowed Senior Subordinated Note Claims) shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents or in a letter of transmittal unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder.  Any distribution to the Administrative Agent under the Senior Secured Credit Agreement shall be deemed a distribution to the holders of Allowed Senior Secured Lender Claims.  Any distribution of New Senior Notes and shares of New Common Stock to any of the Indenture Trustees shall be deemed a distribution to the respective holder of an Allowed Senior Note Claim or an Allowed Senior Subordinated Note Claim.  In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest, other than any interest actually accrued and payable with respect to any notes delivered to such holder; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date.  After such date, all unclaimed property or interest in property shall revert to Reorganized Magellan, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

6.8.          Manner of Payment Under Plan of Reorganization.

(a)           All distributions of Cash and Plan Securities (other than New Senior Notes and Debt Subscription Rights)  to the creditors of each of the Debtors under the Plan of Reorganization shall be made by, or on behalf of, the applicable Reorganized Debtor.  Where the applicable Reorganized Debtor is a subsidiary of Reorganized Magellan, Reorganized Magellan shall make a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor equal to the amount distributed (other than the Cash distributed from such Reorganized Debtor’s own funds), but only at such time as, and to the extent that, the amounts are actually distributed to holders of Allowed Claims.  All distributions under the Plan of Reorganization of New Senior Notes and Debt Subscription Rights to the creditors of the Debtors shall be made by, or on behalf of, Reorganized Magellan.  To the extent that New Senior Notes and Debt Subscription Rights are issued by Reorganized Magellan to holders of a Claim of a Debtor (other than Reorganized Magellan) in exchange for such holder’s Claims, the portion of the Claims for which such New Senior Notes and Debt Subscription Rights are issued shall be treated as acquired by Reorganized Magellan.  Immediately thereafter, pursuant to the terms hereof, Reorganized Magellan shall make a capital contribution of such Claim, either directly or indirectly, to the applicable Debtor and such Claim shall be immediately cancelled and discharged.  Any distributions that revert to any of the Reorganized Debtors or are otherwise canceled (such as to the extent any distributions have not been claimed within one year or are forfeited pursuant to Section 6.6 hereof) shall revest solely in Reorganized Magellan, and any applicable Reorganized Debtor (other than Reorganized Magellan) shall not have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

(b)           At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.9.          Fractional Shares; Fractional Warrants; and New Senior Notes in Denominations of Less Than $1000;  Fractional Subscription Rights.

No fractional shares of New Common Stock, fractional New Warrants or cash in lieu thereof shall be distributed.  In addition, the New Senior Notes will be distributed in a minimum face amount of $1,000.  For purposes of distribution, fractional shares of New Common Stock and fractional New Warrants shall be rounded down to the next whole number or zero, as applicable and no cash will be distributed in lieu thereof.  Similarly, if a distribution on account of a Claim would result in the issuance of a New Senior Note in an amount less than a multiple of $1,000 (or zero), such distribution shall be rounded down to the nearest multiple of $1,000 (or zero) and no cash will be distributed in lieu thereof.  Reorganized Magellan may, at its option, select such other rounding method as reasonably deemed equitable by Reorganized Magellan.  As a result of this rounding, less than all shares of New Common Stock, New Warrants and New Senior Notes may actually be issued upon the effectiveness of the Plan.

No fractional Equity Subscription Rights or Debt Subscription Rights or Cash in lieu thereof, shall be distributed.  For purposes of distribution, fractional Equity Subscription Rights and fractional Debt Subscription Rights shall be rounded up or down to the next whole number or zero, as applicable, pursuant to the terms set forth in Sections 9.1 and 9.2 hereof.

6.10.        Setoffs.

Other than the treatment of the Aetna Claim and of Aetna as provided for in Section 4.4 hereof, the Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against the holder of such Claim, provided, that in the event the Debtors seek to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, the Debtors shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay.

6.11.        Allocation of Plan Distribution Between Principal and Interest.

All distributions in respect of any Claim shall be allocated first to the principal amount of such Claim, as determined for federal income tax purposes, and thereafter, to the remaining portion of such Claim, if any.

SECTION 7.           PROCEDURES FOR DISPUTED CLAIMS

7.1.          Objections to Claims.

The Reorganized Debtors shall be entitled to object to Claims or Equity Interest not Allowed hereunder or Allowed as determined by a Final Order of the Bankruptcy Court.  Any objections to Claims or Equity Interest shall be served and filed on or before the later of (i) one hundred twenty (120) days after the Effective Date, as such time may be extended by order of the Bankruptcy Court, and (ii) such date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i) above.  All objections shall be litigated to Final Order; provided, however, that Reorganized Magellan shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests without the approval of the Bankruptcy Court.

7.2.          Payments and Distributions with Respect to Disputed Claims.

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.3.          Distributions After Allowance.

Except with respect to distributions to holders of Allowed Claims in Class 7 (General Unsecured Claims), after such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Reorganized Debtors shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan of Reorganization.  Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order, but in no event more than thirty (30) days thereafter.  Distributions of shares of New Common Stock and New Senior Notes distributable to a holder of a Disputed Claim which becomes an Allowed Claim (in whole or in part) as a result of the entry of an order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) shall be made in accordance with Section 6.3 hereof.  As soon as practicable after the Final Distribution Date, to the extent that holders of Magellan Preferred Stock Interests (Class 11) or Magellan Common Stock Interests (Class 12) would be entitled to additional shares of New Common Stock or additional New Warrants as a result of the allowance of Disputed Claims in Class 7 (General Unsecured Claims), then Reorganized Magellan shall issue such additional shares of New Common Stock and New Warrants.  Such additional distributions shall be made in accordance with Section 6.7 hereof.

7.4.          Estimation of Claims.

The Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

7.5.          Interest and Dividends.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date and is entitled to a Cash distribution under the Plan of Reorganization, the holder of such Claim shall not be entitled to any interest thereon.  To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date and is entitled to shares of New Common Stock as a distribution under the Plan of Reorganization, the holder of such Claim shall be entitled to such shares of New Common Stock together with any Cash dividends actually declared and paid with respect thereto after the Effective Date and prior to the date of distribution.  To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date and is entitled to New Senior Notes as a distribution under the Plan of Reorganization, the holder of such Claim shall be entitled to such New Senior Notes together with any Cash interest paid, or

New Senior Notes representing PIK interest issued, in either case, with respect thereto after the Effective Date and prior to the date of distribution.

SECTION 8.           EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1.          General Treatment.

All executory contracts and unexpired leases to which any of the Debtors are parties are hereby assumed, except for an executory contract or unexpired lease that (i) has been previously assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases, (Schedule 8.1) which shall be part of the Plan Supplement, or (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Hearing.

8.2.          Cure of Defaults.

Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 hereof, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within fifteen (15) days of the Confirmation Date, file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed.  The parties to such executory contracts or unexpired leases to be assumed by the Debtors shall have seven (7) days from service to object to the cure amounts listed by the Debtors.  If there are any objections filed, the Bankruptcy Court shall hold a hearing.  Notwithstanding Section 8.1 hereof, the Debtors shall retain their right to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults.

8.3.          Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan of Reorganization results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is thirty (30) days after the Confirmation Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

8.4.          Senior Executives of Reorganized Magellan.

Effective as of the Effective Date, Reorganized Magellan shall enter into long-term employment agreements with                                 with the consent of the Official Committee, each substantially in the form set forth in the Plan Supplement.

8.5.          Survival of the Debtors’ Corporate Indemnities.

Any and all obligations of the Debtors to indemnify and reimburse persons who are or were directors, officers or employees of any Debtor on the Commencement Date or any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the board of directors of any Debtor or the members thereof in connection with the Reorganization Cases) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive the confirmation of the Plan of Reorganization, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date.  In furtherance of the foregoing, Reorganized Magellan shall maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than three years following the Effective Date.

8.6.          Compensation and Benefit Programs.

All employment and severance policies, workers’ compensation programs, and all compensation and benefit plans, policies and programs of the Debtors applicable to their present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan of Reorganization, and the Debtors’ obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan of Reorganization, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code.  Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by the Debtors.

SECTION 9.           THE OFFERING

9.1.          Issuance of Equity Subscription Rights.

Each holder of an General Unsecured Claim within or potentially within Class 7 as of the Subscription Record Date shall receive Equity Subscription Rights (based on its Rights Participation Claim Amount and the Rights Participation Claim Amount of all those who are entitled to participate in the Offering) as set forth in this Section.  Each increment of the Eligible Claim Amount (Equity Subscription Rights) entitles the holder to receive one (1) Equity Subscription Right; provided, however, each holder must be entitled to receive at least ten (10) Equity Subscription Rights to participate in the Equity Offering.  A holder’s Eligible Claim Amount (Equity Subscription Rights) will be rounded up or down to the nearest increment of the Eligible Claim Amount (Equity Subscription Rights) held by such holder to determine such holder’s actual entitlement.  A Subscription Form will be distributed to each holder of a claim in Class 7 holder together with the Ballot.

9.2.          Issuance of Debt Subscription Rights.

Each holder of an General Unsecured Claim within or potentially within Class 7 as of the Subscription Record Date shall receive Debt Subscription Rights (based on its Rights Participation Claim Amount and the Rights Participation Claim Amount of all those who are entitled to participate in the Offering) as set forth in this Section. Each increment of the Eligible Claim Amount (Debt Subscription Rights) entitles the holder to receive one (1) Debt Subscription Right; provided, however, each holder must be entitled to receive at least one (1) Debt Subscription Rights to participate in the Debt Offering.  A holder’s Eligible Claim Amount (Debt Subscription Rights) will be rounded up or down to the nearest increment of the Eligible Claim Amount (Debt Subscription Rights) held by such holder to determine such holder’s actual entitlement.  A Subscription Form will be distributed to each holder of a claim in Class 7 together with the Ballot.

9.3.          Subscription Period.

The Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date.  After the Subscription Expiration Date, unexercised Equity Subscription Rights and Debt Subscription Rights shall be null and void and Magellan shall not be obligated to honor any purported exercise of Subscription Rights received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

9.4.          Subscription Price (Equity Subscription Rights).

The Subscription Price for Equity Subscription Rights will be $13.87 per share of New Common Stock, payable in Cash.

9.5.          Subscription Price (Debt Subscription Rights).

The Subscription Price for Debt Subscription Rights will be $[       ] per $1,000 in principal amount of New Senior Notes, payable in Cash.

9.6.          Exercise of Debt Subscription Rights and Equity Subscription Rights.

In order to exercise the Subscription Rights, each holder entitled to Subscription Rights must: (i) return a duly completed Subscription Form to the Subscription Agent so that such form is received by the Subscription Agent on or before the Subscription Expiration Date; and (ii) pay to the Subscription Agent (on behalf of the Debtors) on or before the Subscription Expiration Date immediately available funds in an amount equal to such holder’s Subscription Purchase Price, such payment to be made either by wire transfer to Magellan in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier’s check delivered to the Subscription Agent along with the Subscription Form.  If, on or prior to the Subscription Expiration Date, the Subscription Agent for any reason does not receive from a given holder both a duly completed Subscription Form and immediately available funds in an amount equal to such holder’s Subscription Purchase Price, such holder shall be deemed to have not exercised its Subscription Rights and to have relinquished and waived its right to participate in the Offering.  A Subscription Form must also be accompanied by sufficient indication of ownership of the Claim giving rise to the Subscription Rights, as well as appropriate executed representations as to ownership.  The payments made in accordance with the Offering shall be deposited and held by Magellan in a trust account, escrow account, or similar segregated account or accounts which shall be separate and apart from Magellan’s general operating funds and any other funds subject to any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Offering until the Effective Date, or such other later date, at the option of the Reorganized Debtors, but not later than          days after the Effective Date.

9.7.          Minimum Exercise Threshold.

At the option of Magellan, no shares of New Common Stock shall be issued pursuant to the Equity Subscription Rights and no New Senior Notes shall be issued pursuant to the Debt Subscription Rights if Reorganized Magellan realizes less than $50 million in aggregate proceeds (or  less than $47.5 million in net proceeds) as a result of the Rights Offering, after giving effect to the exercise of the rights and obligations under the Equity Subscription Commitment Letter and the Debt Subscription Commitment Letter.  As a result, at the option of Magellan, if less than $50 million in gross proceeds (or less than $47.5 million in net proceeds) is realized by Reorganized Magellan upon the exercise of all Equity Subscription Rights and Debt Subscription Rights, after giving effect to the exercise of the rights and obligations under the Equity Subscription Commitment Letter and the Debt Subscription

Commitment Letter, then the Equity Subscription Rights and the Debt Subscription Rights shall be null and void and no New Common Stock or New Senior Notes shall be issued pursuant thereto and the Cash received in connection with the Offering shall be returned to those entities making such payments, without interest thereon.

9.8.          Transfer Restriction; Revocation.

The Equity Subscription Rights and the Debt Subscription Rights are not transferable.  Additionally, once a holder of Equity Subscription Rights or Debt Subscription Rights has properly exercised its Equity Subscription Rights or Debt Subscription Rights, as the case may be, such exercise shall not be permitted to be revoked.

9.9.          Standby Purchasers.

(a)           Pursuant to the terms of the Equity Subscription Commitment Letter, the Equity Standby Purchasers shall be deemed to have exercised all Equity Subscription Rights that it is entitled to receive pursuant to the terms of the Plan of Reorganization.  In addition, pursuant to the terms of the Equity Subscription Commitment Letter and provided that all conditions precedent set forth therein have been satisfied, the Equity Standby Purchasers shall be entitled to, and shall, exercise all unexercised Equity Subscription Rights at $13.87  per share of New Common Stock.  Pursuant to the terms of the Equity Subscription Commitment Letter, the Equity Standby Purchasers shall pay to Magellan, by wire transfer in immediately available funds prior to the Effective Date, Cash in an amount equal to the Subscription Purchase Price for all Equity Subscription Rights to be purchased by the Equity Standby Purchasers pursuant to the terms of the Equity Subscription Commitment Letter.  As with all payments by the other participants in the Equity Offering, the payment by the Equity Standby Purchasers shall be deposited and held by Magellan in a trust account, escrow account, or similar segregated account or accounts which shall be separate and apart from Magellan’s general operating funds and any other funds subject to any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Equity Offering until the Effective Date, or such other later date agreed to by Reorganized Magellan and the Equity Standby Purchasers.

(b)           Pursuant to the terms of the Debt Subscription Commitment Letter, the Debt Standby Purchaser shall be deemed to have exercised all Debt Subscription Rights that it is entitled to receive pursuant to the terms of the Plan of Reorganization.  In addition, pursuant to the terms of the Debt Subscription Commitment Letter, the Debt Standby Purchaser shall be entitled to, and shall, exercise all unexercised Debt Subscription Rights at                       per $1,000 of principal amount of New Senior Notes.  Pursuant to the terms of the Debt Subscription Commitment Letter, the Debt Standby Purchaser shall pay to Magellan, one (1) Business Day prior to the Effective Date, Cash in an amount equal to the Subscription Purchase Price for all Debt Subscription Rights to be purchased by the Debt Standby Purchaser pursuant to the terms of the Debt Subscription Commitment Letter.  As with all payments by the other participants in the Debt Offering, the payment by the Debt Standby Purchaser shall be deposited and held by Magellan in a trust account, escrow account, or similar segregated account or accounts which shall be separate and apart from Magellan’s general operating funds and any other funds subject to any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Debt Offering until the Effective Date, or such other later date agreed to by Reorganized Magellan and the Debt Standby Purchaser.

9.10.        Distribution of New Common Stock and New Senior Notes.

On the Effective Date, the Disbursing Agent shall distribute the New Common Stock and the New Senior Notes purchased by each Exercising Claimant to such Exercising Claimant, as well as to the Equity Standby Purchasers and the Debt Standby Purchaser.

9.11.        Disputed Claims.

For all purposes of this Section 9, holders of General Unsecured Claims in Class 7 are entitled to participate in the Offering to the extent of its Rights Participation Claim Amount.  The entitlement of holders of General Unsecured Claims to participate in the Offering on the terms set forth herein shall not be affected by whether or not such General Unsecured Claim is Allowed.

9.12.        No Interest.

In the event the Subscription Purchase Price is repaid to the entity making such payment, no interest shall be paid thereon.

9.13.        Validity of Exercise of Subscription Rights.

All questions concerning the timelines, viability, form and eligibility of any exercise of Equity Subscription Rights or Debt Subscription Rights shall be determined by Magellan, in consultation with the Official Committee, whose determinations shall be final and binding.  Magellan, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Equity Subscription Rights or Debt Subscription Rights.  Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as Magellan determines, in its sole discretion.  Neither Magellan nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Forms or incur any liability for failure to give such notification.

9.14.        Use of Proceeds.

On the Effective Date, the proceeds received by the Reorganized Magellan from the Offering shall be used to fund the cash payments required under the Plan of Reorganization and for general corporate purposes.

SECTION 10.         CONDITIONS PRECEDENT

10.1.        Conditions Precedent to the Confirmation of the Plan of Reorganization.

The confirmation of the Plan of Reorganization is subject to satisfaction of the following conditions precedent:

(a)           Magellan shall have received executed copies of the Equity Subscription Commitment Letter and the Debt Subscription Commitment Letter and such letters shall be in full force and effect.  The fulfillment of the commitments by the counterparties to such letters shall, in the aggregate, yield Magellan not less than $50 million in gross proceeds and not less than $47.5 million in net proceeds under the terms thereof.

(b)           The aggregate principal amount of New Senior Notes to be issued under the Plan of Reorganization shall not exceed $300 million, plus the amount of additional New Senior Notes required to be issued upon exercise of, and consummation of, the Debt Subscription Rights.

(c)           The amount of Convenience Claims shall not exceed $4,000,000.

(d)           The Confirmation Order shall be reasonably satisfactory to the Official Committee, Aetna, the Subject Lenders and the Equity Standby Purchasers.

(e)           The Plan Documents shall be reasonably satisfactory to the Official Committee and the Equity Standby Purchasers.

(f)            The New Senior Secured Credit Agreement and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option shall be satisfactory to the Subject Lenders and the other Plan Documents shall be reasonably satisfactory to the Subject Lenders.

(g)           Not more than an amount equal to the net proceeds realized by the Debtors from the Offering (and the purchases of New Senior Notes and New Common Stock under the Equity Subscription Commitment Letter and the Debt Subscription Commitment Letter) in excess of $25 million in Cash has or will be used to satisfy General Unsecured Claims and the Convenience Claims, either during the Reorganization Cases or upon the Effective Date.

(h)           The Aetna Amended MSA shall have been assumed by an order of the Bankruptcy Court that shall be a Final Order which order shall be acceptable to Aetna in its sole discretion and such Final Order shall be in full force and effect.  The Aetna Registration Rights Agreement, the New Aetna Note, the New Aetna Warrant and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option shall be acceptable to Aetna in its sole discretion.

The conditions specified herein may be waived in whole or in part by Magellan in its sole discretion, with the consent of the Official Committee, the Subject Lenders, Aetna, and the Equity Standby Purchasers which consents shall not be unreasonably withheld.  Any such waiver may be effected at any time, without notice or leave or order of the Bankruptcy Court, and without any formal action.

10.2.        Conditions Precedent to the Effective  Date.

The occurrence of the Effective Date of the Plan of Reorganization is subject to the satisfaction of the following conditions precedent:

(a)           The Confirmation Order, in form and substance reasonably satisfactory to Reorganized Magellan, the Official Committee, Aetna and the Subject Lenders, shall have been entered and shall be in full force and effect and there shall not be a stay or injunction in effect with respect thereto.

(b)           The Reorganized Debtors shall have received no less than $50 million in gross proceeds and not less than $47.5 million in net proceeds from the consummation of the Offering after giving effect to the purchase of New Senior Notes and New Common Stock pursuant to the terms of the Equity Commitment Subscription Letter and the Debt Commitment Subscription Letter.

(c)           The documents relating to the Aetna Amended MSA with Aetna described in Section 5.13 shall have been executed and delivered by the parties thereto and such agreements related thereto shall be effective.

(d)           (i) The Plan of Reorganization, as filed on March 11, 2003, shall have not been amended, altered, or modified, unless such amendment, alteration, or modification has been consented to by the Official Committee, Aetna, the Subject Lenders and the Equity Standby Purchasers, which consents shall not be unreasonably withheld; and (ii) (A) the New Senior Secured Credit Agreement and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option (in form satisfactory to the Subject Lenders) and the other Plan Documents shall be reasonably satisfactory to the Subject Lenders, (B)  the Aetna Registration Rights Agreement, the New Aetna Note, the New Aetna Warrant and the guarantees and security agreements related to the New Aetna Note and the Aetna Purchase Option (in form satisfactory to Aetna) and the other Plan Documents shall be reasonably satisfactory to Aetna, and (C) all Plan Documents (in form reasonably satisfactory to the Official Committee and the Equity Standby Purchasers), each shall be in full force and effect.

The conditions specified herein may be waived in whole or in part by Reorganized Magellan in its sole discretion, with the consent of the Official Committee, the Subject Lenders and the Equity Standby Purchasers, which consents shall not be unreasonably withheld.  Any such waiver may be effected at any time, without notice or leave or order of the Bankruptcy Court, and without any formal action.

10.3.        Effect of Failure of Conditions to Effective Date.

In the event the conditions specified in Section 10.2 have not been satisfied or waived, and upon written notification submitted by the Debtors to the Bankruptcy Court, (a) the Confirmation Order shall be vacated; (b) no distributions under the Plan of Reorganization shall be made; (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; and (d) all the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors, the Official Committee, the Informal Committee Group, Aetna, the Senior Lenders or any other entity in any further proceedings involving the Debtors.

SECTION 11.         EFFECT OF CONFIRMATION

11.1.        Vesting of Assets.

Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ bankruptcy estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided herein.  The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

11.2.        Discharge of Claims and Termination of Equity Interests.

The rights afforded in the Plan of Reorganization and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests, of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code.  Except as provided in the Plan of Reorganization, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest, whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.

11.3.        Discharge of Debtors.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date.  Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

11.4.        Injunction.

Except as otherwise expressly provided in the Plan of Reorganization, all persons or entities who have held, hold or may hold Claims or Equity Interests are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Debtor, (c) creating, perfecting, or enforcing any encumbrance of any kind against any Debtor or against the property or interests in property of any Debtor, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Debtor or against the property or interests in property of any Debtor, with respect to any such Claim or Equity Interest.

11.5.        Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

11.6.        Injunction Against Interference With Plan of Reorganization.

Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan of Reorganization.

11.7.        Exculpation.

None of the Debtors, Aetna, the Administrative Agent under the Senior Secured Credit Agreement, the Official Committee, the Informal Committee, the Standby Purchasers nor any of their respective members, officers, directors, employees, agents, counsel or other professionals shall have or incur any liability to any Debtor, any Reorganized Debtor, any holder of any Claim or Equity Interest or any other entity for any act or omission in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, implementation or confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or property to be distributed under the Plan of Reorganization or any other act or omission in connection with the Plan of Reorganization, the Disclosure Statement or any contract, instrument, release, document or other agreement related thereto; provided, however that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence or the liability of the Standby Purchasers with respect to the Equity Subscription Commitment Letter or the Debt Subscription Commitment Letter and provided further that nothing in the Plan shall discharge Aetna of its obligations under the Aetna Amended MSA (and the other agreements and documents entered into with respect thereto).  Any of the foregoing parties in all respects shall be entitled to rely on the advice of counsel with respect to any of the foregoing.

11.8.        Retention of Causes of Action/Reservation of Rights.

(a)           Nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, and (ii) the turnover of any property of the Debtors’ estates.

(b)           Nothing contained in the Plan of Reorganization or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan of Reorganization.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan of Reorganization may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

SECTION 12.         RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases for, among other things, the following purposes:

(a)           To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

(b)           To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date.

(c)           To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

(d)           To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

(e)           To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

(f)            To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, or any other order of the Bankruptcy Court.

(g)           To hear and determine any application to modify the Plan of Reorganization in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan of Reorganization, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

(h)           To hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

(i)            To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

(j)            To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan of Reorganization or to maintain the integrity of the Plan of Reorganization following consummation.

(k)           To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

(l)            To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

(m)          To hear and determine any other matters related to the Plan of Reorganization and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

(n)           To determine any other matters that may arise in connection with or are related to the Plan of Reorganization, the Disclosure Statement, the Confirmation Order any of the Plan Documents, or any other contract, instrument, release or other agreement or document related to the Plan of Reorganization, the Disclosure Statement or the Plan Supplement.

(o)           To enter a final decree closing the Reorganization Cases.

(p)           To recover all assets of the Debtors and property of the Debtors’ estates, wherever located.

(q)           To hear and determine any rights, claims or causes of action held by, or accruing to, any of the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory.

SECTION 13.         MISCELLANEOUS PROVISIONS

13.1.        Payment of Statutory Fees.

On the Effective Date, and thereafter as may be required, the Debtors shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

13.2.        Retiree Benefits.

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits.

13.3.        Dissolution of Statutory Committee of Unsecured Creditors.

As of the Effective Date, the Official Committee shall dissolve and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to the Reorganization Cases and the retention and employment of the legal and financial professionals retained by the Official Committee shall also terminate as of the Effective Date; provided, however, that the Official Committee and its professionals shall be retained with respect to (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, (b) motions seeking the enforcement of the provisions of the Plan of Reorganization and the transactions contemplated hereunder or the Confirmation Order and (c) any matter pending as of the Effective Date until such matter is resolved by a Final Order.  Any fees incurred by the Official Committee’s legal and financial professional after the Effective Date shall be paid by Reorganized Magellan without the need to file any fee application or obtain the Bankruptcy Court’s approval.

13.4.        Substantial Consummation.

On the Effective Date, the Plan of Reorganization shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

13.5.        Amendments.

(a)           Plan of Reorganization Modifications.  With the consent of the Official Committee, Aetna and the Subject Lenders, which consent shall not be unreasonably withheld, the Plan of Reorganization may be amended, modified, or supplemented by the Debtors or the Reorganized Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct.  In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan of Reorganization, the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan of Reorganization.

(b)           Other Amendments.  Prior to the Effective Date , with the consent of the Official Committee, Aetna and the Subject Lenders, which consent shall not be unreasonably withheld, the Debtors may make appropriate technical adjustments and modifications to the Plan of Reorganization without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

13.6.        Revocation or Withdrawal of the Plan of Reorganization.

The Debtors reserve the right to revoke or withdraw the Plan of Reorganization prior to the Effective Date. If the Debtors take such action, the Plan of Reorganization shall be deemed null and void.

13.7.        Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan of Reorganization is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan of Reorganization will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan of Reorganization, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.8.        Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan of Reorganization shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

13.9.        Time.

In computing any period of time prescribed or allowed by the Plan of Reorganization, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.10.      Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Magellan Health Services, Inc.

6950 Columbia Gateway Drive

Columbia, MD 21046

Attn:  Megan Arthur, Esq.

Corporate Executive Vice President and General Counsel

(410) 953-4705 (phone)

(410) 953-4715 (fax)

e-mail: mmarthur@magellanhealth.com

- and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York  10153

Attn:  Stephen Karotkin, Esq.

Telephone:  (212) 310-8000

Telecopier:  (212) 310-8007

- and -

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue, 22nd Floor

New York, New York 10022

Attn:  Michael Stamer, Esq.

Telephone:  (212) 872-1000

Telecopier:  (212) 872-1002

13.11.      Section Headings.

The section headings contained in this Plan of Reorganization are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan of Reorganization.

13.12.      Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan of Reorganization, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

13.13.      Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan of Reorganization.

13.14.      Injunction Regarding Worthless Stock Deductions.

Unless otherwise ordered by the Bankruptcy Court, on and after the Confirmation Date, any “fifty percent shareholder” within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interests held by such entity for any taxable year of such shareholder ending prior to the Effective Date.

13.15.      Compliance with Tax Requirements.

In connection with the Plan of Reorganization, the Debtors and the Disbursing Agents will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

Dated:	New York, New York
March 26, 2003
Respectfully submitted,

Magellan Health Services Inc.

		By:	/s/ Mark S. Dimilio
Name: Mark S. Dimilio
Title: Executive President, Chief Financial Officer

Advantage Behavioral Systems, Inc.
AdvoCare of Tennessee, Inc.
AGCA New York, Inc.
AGCA, Inc.
Alliance Health Systems, Inc.
Allied Specialty Care Services, LLC
Care Management Resources, Inc.
Charter Alvarado Behavioral Health System, Inc.
Charter Bay Harbor Behavioral Health System, Inc.
Charter Behavioral Health System at Fair Oaks, Inc.
Charter Behavioral Health System at Hidden Brook, Inc.
Charter Behavioral Health System at Potomac Ridge, Inc.
Charter Behavioral Health System of Columbia, Inc.
Charter Behavioral Health System of Dallas, Inc.
Charter Behavioral Health System of Delmarva, Inc.
Charter Behavioral Health System of Lake Charles, Inc.
Charter Behavioral Health System of Massachusetts, Inc.
Charter Behavioral Health System of Nashua, Inc.
Charter Behavioral Health System of New Mexico, Inc.
Charter Behavioral Health System of Northwest Indiana, LLC
Charter Behavioral Health System of Paducah, Inc.
Charter Behavioral Health System of Toledo, Inc.
Charter Behavioral of Layafette, Inc.
Charter Centennial Peaks Behavioral Health System, Inc.
Charter Fairmount Behavioral Health System, Inc.
Charter Fenwick Hall Behavioral Health System, Inc.
Charter Forest Behavioral Health System, Inc.
Charter Grapevine Behavioral Health System, Inc.
Charter Hospital of Mobile, Inc.
Charter Hospital of Santa Teresa, Inc.
Charter Hospital of St. Louis, Inc.
Charter Lakeside Behavioral Health Systems, Inc.
Charter Linden Oaks Behavioral Health System, Inc.
Charter Medical – Clayton County, Inc.
Charter Medical – Long Beach, Inc.
Charter Medical of East Valley, Inc.
Charter Medical of Puerto Rico, Inc.
Charter Milwaukee Behavioral Health System, Inc.
Charter MOB of Charlottesville, Inc.

Charter Northridge Behavioral Health System, LLC
CMCI, Inc.
CMFC, Inc.
CMG Health of New York, Inc.
CMG Health, Inc.
Continuum Behavioral Healthcare Corporation
Correctional Behavioral Solutions of Indiana, Inc.
Correctional Behavioral Solutions of New Jersey, Inc.
Florida Health Facilities, Inc.
GPA of Pennsylvania, Inc.
Green Spring Health Services, Inc.
Green Spring of Pennsylvania, Inc.
Group Plan Clinic, Inc.
Hawaii Biodyne, Inc.
Human Affairs International of Pennsylvania, Inc.
Ihealth Technologies, LLC
INROADS Behavioral Health Services of Texas, LP
Louisiana Biodyne, Inc.
Magellan Behavioral Health of Washington, Inc.
Magellan Behavioral Health Systems, LLC
Magellan Behavioral Health, Inc.
Magellan Behavioral of Michigan, Inc.
Magellan Capital, Inc.
Magellan CBHS Holdings, Inc.
Magellan HRSC, Inc.
Magellan Public Solutions, Inc.
Magellan Specialty Health, Inc.
Managed Care Services Mainstay of Central PA, Inc.
MBC Federal Programs, Inc.
MBC National Service Corporation
MBC of America, Inc.
MBC of New Mexico, Inc.
MBC of Tennessee, Inc.
MBC OF NEW YORK, INC., A NEW YORK INDEPENDENT
PRACTICE ASSOCIATION
MBC of Tennessee, LLC
MBH Capital, Inc.
MBH of Puerto Rico, Inc.
Merit Behavioral Care Corporation
Merit Behavioral Care of Florida, Inc.
Merit Behavioral Care of Massachusetts, Inc.
Merit INROADS Behavioral Health Services of Illinois, LLC
Merit INROADS Behavioral Health Services, LLC
New GPA, Inc.
P.P.C Group, Inc.
P.P.C., Inc.
Personal Performance Consultants of New York, Inc.

Premier Holdings, Inc.
Vivra, Inc.
Westwood/Pembroke Health System Limited Partnership.

By: Magellan Health Service, Inc., as agent and attorney-in-fact for each of the foregoing entities

By:	/s/ Mark S. Dimilio
Name: Mark S. Dimilio
Title: Executive Vice President, Chief Financial Officer

SCHEDULE A

Advantage Behavioral Systems, Inc.

AdvoCare of Tennessee, Inc.

AGCA New York, Inc.

AGCA, Inc.

Alliance Health Systems, Inc.

Allied Specialty Care Services, LLC

Care Management Resources, Inc.

Charter Alvarado Behavioral Health System, Inc.

Charter Bay Harbor Behavioral Health System, Inc.

Charter Behavioral Health System at Fair Oaks, Inc.

Charter Behavioral Health System at Hidden Brook, Inc.

Charter Behavioral Health System at Potomac Ridge, Inc.

Charter Behavioral Health System of Columbia, Inc.

Charter Behavioral Health System of Dallas, Inc.

Charter Behavioral Health System of Delmarva, Inc.

Charter Behavioral Health System of Lake Charles, Inc.

Charter Behavioral Health System of Massachusetts, Inc.

Charter Behavioral Health System of Nashua, Inc.

Charter Behavioral Health System of New Mexico, Inc.

Charter Behavioral Health System of Northwest Indiana, LLC

Charter Behavioral Health System of Paducah, Inc.

Charter Behavioral Health System of Toledo, Inc.

Charter Behavioral of Layafette, Inc.

Charter Centennial Peaks Behavioral Health System, Inc.

Charter Fairmount Behavioral Health System, Inc.

Charter Fenwick Hall Behavioral Health System, Inc.

Charter Forest Behavioral Health System, Inc.

Charter Grapevine Behavioral Health System, Inc.

Charter Hospital of Mobile, Inc.

Charter Hospital of Santa Teresa, Inc.

Charter Hospital of St. Louis, Inc.

Charter Lakeside Behavioral Health Systems, Inc.

Charter Linden Oaks Behavioral Health System, Inc.

Charter Medical – Clayton County, Inc.

Charter Medical – Long Beach, Inc.

Charter Medical of East Valley, Inc.

Charter Medical of Puerto Rico, Inc.

Charter Milwaukee Behavioral Health System, Inc.

Charter MOB of Charlottesville, Inc.

Charter Northridge Behavioral Health System, LLC

CMCI, Inc.

CMFC, Inc.

CMG Health of New York, Inc.

CMG Health, Inc.

Continuum Behavioral Healthcare Corporation

Correctional Behavioral Solutions of Indiana, Inc.

Correctional Behavioral Solutions of New Jersey, Inc.

Florida Health Facilities, Inc.

GPA of Pennsylvania, Inc.

Green Spring Health Services, Inc.

Green Spring of Pennsylvania, Inc.

Group Plan Clinic, Inc.

Hawaii Biodyne, Inc.

Human Affairs International of Pennsylvania, Inc.

iHealth Technologies, LLC

INROADS Behavioral Health Services of Texas, LP

Louisiana Biodyne, Inc.

Magellan Behavioral Health of Washington, Inc.

Magellan Behavioral Health Systems, LLC

Magellan Behavioral Health, Inc.

Magellan Behavioral of Michigan, Inc.

Magellan Capital, Inc.

Magellan CBHS Holdings, Inc.

Magellan HRSC, Inc.

Magellan Public Solutions, Inc.

Magellan Specialty Health, Inc.

Managed Care Services Mainstay of Central PA, Inc.

MBC Federal Programs, Inc.

MBC National Service Corporation

MBC of America, Inc.

MBC of New Mexico, Inc.

MBC of Tennessee, Inc.

MBC of New York, Inc., A New York Independent Practice Association

MBC of Tennessee, LLC

MBH Capital, Inc.

MBH of Puerto Rico, Inc.

Merit Behavioral Care Corporation

Merit Behavioral Care of Florida, Inc.

Merit Behavioral Care of Massachusetts, Inc.

Merit INROADS Behavioral Health Services of Illinois, LLC

Merit INROADS Behavioral Health Services, LLC

New GPA, Inc.

P.P.C Group, Inc.

P.P.C., Inc.

Personal Performance Consultants of New York, Inc.

Premier Holdings, Inc.

Vivra, Inc.

Westwood/Pembroke Health System Limited Partnership

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re	:	Chapter 11 Case No.
:
MAGELLAN HEALTH SERVICES, INC., et al.,	:	03-40515 (PCB)
:
Debtors.	:
	:	(Jointly Administered)
x

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Attorneys for the Debtors

  as Debtors and Debtors in Possession

Dated:  March 26, 2003

SECTION 1.	DEFINITIONS AND INTERPRETATION

A.	Definitions

	1.1.	Administrative Agent

	1.2.	Administrative Expense Claim

	1.3.	Aetna

	1.4.	Aetna Amended MSA

	1.5.	Aetna Asset Purchase Agreement

	1.6.	Aetna Claim

	1.7.	Aetna Master Service Agreement

	1.8.	Aetna Purchase Option

	1.9.	Aetna Registration Rights Agreement

	1.10.	Allowed

	1.11.	[Amalgamated

	1.12.	Amended Bylaws

	1.13.	Amended Certificate of Incorporation

	1.14.	Ballots

	1.15.	Bankruptcy Code

	1.16.	Bankruptcy Court

	1.17.	Bankruptcy Rules

	1.18.	Business Day

	1.19.	Cash

	1.20.	Claim

	1.21.	Class

	1.22.	Collateral

	1.23.	Commencement Date

	1.24.	Confirmation Date

	1.25.	Confirmation Hearing

	1.26.	Confirmation Order

	1.27.	Convenience Claim

	1.28.	Customer Claims

	1.29.	Debt Offering

i

1.30.	Debt Standby Purchaser

1.31.	Debt Subscription Commitment Letter

1.32.	Debt Subscription Rights

1.33.	Debtors

1.34.	Disbursing Agent

1.35.	Disclosure Statement

1.36.	Disputed Claim

1.37.	Distribution Record Date

1.38.	Effective Date

1.39.	Eligible Claim Amount (Debt Subscription Rights)

1.40.	Eligible Claim Amount (Equity Subscription Rights)

1.41.	Equity Interest

1.42.	Equity Offering

1.43.	Equity Standby Purchasers

1.44.	Equity Subscription Commitment Letter

1.45.	Equity Subscription Rights

1.46.	Exercising Claimant

1.47.	Exit Issuers

1.48.	Exit L/C Facility

1.49.	Final Distribution Date

1.50.	Final Order

1.51.	General Unsecured Claim

1.52.	Houlihan Lokey

1.53.	Indenture Trustee

1.54.	Informal Committee

1.55.	Intercompany Claim

1.56.	Insured Claim

1.57.	Issuing Bank

1.58.	Magellan

1.59.	Magellan Common Stock Interests

1.60.	Magellan Equity Interests

1.61.	Magellan Preferred Stock Interests

1.62.	Maturity Date

1.63.	New Aetna Note

1.64.	New Aetna Warrant

1.65.	New Common Stock

1.66.	New Facilities

1.67.	New Management Incentive Plan

1.68.	New Senior Note Indenture

1.69.	New Senior Notes

1.70.	New Senior Secured Credit Agreement

1.71.	New Senior Secured Obligations

1.72.	New Tranche B Facility

1.73.	New Tranche C Facility

1.74.	New Warrants

1.75.	Note Distribution Amount

1.76.	Offering

1.77.	Official Committee

1.78.	Other Secured Claim

1.79.	[Pequot

1.80.	Plan Documents

1.81.	Plan of Reorganization

1.82.	Plan Securities

1.83.	Plan Supplement

1.84.	PIK Payments

1.85.	Priority Non-Tax Claim

1.86.	Priority Tax Claim

1.87.	Provider Claims

1.88.	Providers

1.89.	Ratable Proportion

1.90.	Registrable Securities

1.91.	Registration Rights Agreement

1.92.	Reorganization Cases

1.93.	Reorganized Debtors

1.94.	Reorganized Magellan

1.95.	Rights Participation Claim Amount

1.96.	Rights Participation Disputed Claims List

1.97.	Rollover Facility

1.98.	Schedules

1.99.	SEC

1.100.	Secured Claim

1.101.	Securities Act

1.102.	Securities Litigation Claim

1.103.	Senior Lender Agents

1.104.	Senior Lenders

1.105.	Senior Note Claim

1.106.	Senior Note Indenture

1.107.	Senior Notes

1.108.	Senior Secured Credit Agreement

1.109.	Senior Secured Lender Claim

1.110.	Senior Subordinated Note Claim

1.111.	Senior Subordinated Note Indenture

1.112.	Senior Subordinated Notes

1.113.	Standby Purchasers

1.114.	Subject Lenders

1.115.	Subscription Agent

1.116.	Subscription Commencement Date

1.117.	Subscription Exercise Date

1.118.	Subscription Expiration Date

1.119.	Subscription Form

1.120.	Subscription Purchase Price

1.121.	Subscription Record Date

1.122.	Subscription Rights

1.123.	Subsidiary Equity Interests

B.	Interpretation; Application of Definitions and Rules of Construction.

SECTION 2.	ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1.	Administrative Expense Claims

2.2.	Compensation and Reimbursement Claims

2.3.	Priority Tax Claims

2.4.	Special Provisions Regarding the Indenture Trustees’ Fees and Expenses

SECTION 3.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

3.1.	Classes

SECTION 4.	TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1.	Senior Secured Lender Claims (Class 1)

4.2.	Other Secured Claims (Class 2)

4.3.	Priority Non-Tax Claims (Class 3)

4.4.	Aetna Claim (Class 4)

4.5.	Provider Claims (Class 5)

4.6.	Customer Claims (Class 6)

4.7.	General Unsecured Claims (Class 7)

4.8.	Convenience Claims (Class 8)

4.9.	Intercompany Claims (Class 9)

4.10.	Subsidiary Equity Interests (Class 10)

4.11.	Magellan Preferred Stock Interests (Class 11)

4.12.	Magellan Common Stock Interests (Class 12)

4.13.	Securities Litigation Claims (Class 13)

4.14.	Nonconsensual Confirmation

SECTION 5.	MEANS FOR IMPLEMENTATION

5.1.	Deemed Consolidation of Debtors for Plan of Reorganization Purposes Only

5.2.	Authorization of Plan Securities

5.3.	Exit L/C Facility

5.4.	Enforcement of Subordination

5.5.	Management Incentive Plan

5.6.	Release of Non-Debtor Affiliates

v

5.7.	Release of Representatives

5.8.	Cancellation of Existing Securities and Agreements

5.9.	Board of Directors

5.10.	Corporate Action

5.11.	Section 1145 Exemption

5.12.	Subsidiary Guarantees

5.13.	Aetna Amended MSA

5.14.	Registration Rights Agreement

5.15.	NASDAQ Listing

5.16.	Change in Fiscal Year

5.17.	Issuance of New Senior Notes and New Common Stock to Houlihan Lokey

SECTION 6.	DISTRIBUTIONS

6.1.	Distribution Record Date

6.2.	Date of Distributions

6.3.	Distributions to Class 7

6.4.	Disbursing Agent

6.5.	Rights and Powers of Disbursing Agent

6.6.	Surrender of Instruments

6.7.	Delivery of Distributions

6.8.	Manner of Payment Under Plan of Reorganization

6.9.	Fractional Shares; Fractional Warrants; and New Senior Notes in Denominations of Less Than $1000; Fractional Subscription Rights

6.10.	Setoffs

6.11.	Allocation of Plan Distribution Between Principal and Interest

SECTION 7.	PROCEDURES FOR DISPUTED CLAIMS

7.1.	Objections to Claims

7.2.	Payments and Distributions with Respect to Disputed Claims

7.3.	Distributions After Allowance

7.4.	Estimation of Claims

7.5.	Interest and Dividends

SECTION 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1.	General Treatment

8.2.	Cure of Defaults

8.3.	Rejection Claims

8.4.	Senior Executives of Reorganized Magellan

8.5.	Survival of the Debtors’ Corporate Indemnities

8.6.	Compensation and Benefit Programs

SECTION 9.	THE OFFERING

9.1.	Issuance of Equity Subscription Rights

9.2.	Issuance of Debt Subscription Rights

9.3.	Subscription Period

9.4.	Subscription Price (Equity Subscription Rights)

9.5.	Subscription Price (Debt Subscription Rights)

9.6.	Exercise of Debt Subscription Rights and Equity Subscription Rights

9.8.	Transfer Restriction; Revocation

9.9.	Standby Purchasers

9.11.	Disputed Claims

9.12.	No Interest

9.13.	Validity of Exercise of Subscription Rights

9.14.	Use of Proceeds

SECTION 10.	CONDITIONS PRECEDENT

10.1.	Conditions Precedent to the Confirmation of the Plan of Reorganization

10.2.	Conditions Precedent to the Effective Date

10.3.	Effect of Failure of Conditions to Effective Date

SECTION 11.	EFFECT OF CONFIRMATION

11.1.	Vesting of Assets

11.2.	Discharge of Claims and Termination of Equity Interests

11.3.	Discharge of Debtors

11.4.	Injunction

11.5.	Term of Injunctions or Stays

11.6.	Injunction Against Interference With Plan of Reorganization

11.7.	Exculpation

11.8.	Retention of Causes of Action/Reservation of Rights

SECTION 12.	RETENTION OF JURISDICTION

SECTION 13.	MISCELLANEOUS PROVISIONS

13.1.	Payment of Statutory Fees

13.2.	Retiree Benefits

13.3.	Dissolution of Statutory Committee of Unsecured Creditors

13.4.	Substantial Consummation

13.5.	Amendments

13.6.	Revocation or Withdrawal of the Plan of Reorganization

13.7.	Severability

13.8.	Governing Law

13.9.	Time

13.10.	Notices

13.11.	Section Headings

13.12.	Exemption from Transfer Taxes

13.13.	Effectuating Documents and Further Transactions

13.14.	Injunction Regarding Worthless Stock Deductions

13.15.	Compliance with Tax Requirements